Exhibit 1.1

Conformed as of August 8, 2017

NOTE PURCHASE AGREEMENT

among

CONN’S RECEIVABLES WAREHOUSE, LLC,

as the Issuer,

CONN APPLIANCES RECEIVABLES FUNDING, LLC,

as the Depositor,

CONN APPLIANCES, INC.,

as the Servicer and the Sponsor,

THE CONDUITS FROM TIME TO TIME PARTY HERETO,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Primary Note Purchaser,

and

CREDIT SUISSE AG, NEW YORK BRANCH,

as the Administrative Agent

Dated as of February 24, 2017

Table of Contents

Page

ARTICLE I

DEFINITIONS

ARTICLE III

CONDITIONS PRECEDENT TO FUNDING BY THE PURCHASERS

i

Section 3.09.	Transaction Conditions	22

Section 3.10.	Accounts	22

Section 3.11.	Fees	22

Section 3.12.	Other Documents	22

Section 3.13.	Conditions	22

Section 3.14.	[Reserved]	23

Section 3.15.	Due Diligence	23

Section 3.16.	Collateral	23

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 4.01.	Issuer’s Organization	24

Section 4.02.	Power and Authority	24

Section 4.03.	Qualification	24

Section 4.04.	Issuer’s Authorization and Execution of Transaction Documents	24

Section 4.05.	Enforceability	24

Section 4.06.	No Conflicts	24

Section 4.07.	No Litigation	24

Section 4.08.	No Consents	24

Section 4.09.	Trust Indenture Act; Investment Company Act	25

Section 4.10.	Holder of Title	25

Section 4.11.	Notes Issued and Outstanding	25

Section 4.12.	No Registration	25

Section 4.13.	Tax Status	25

Section 4.14.	Accuracy of Information	25

ARTICLE V

COVENANTS OF THE ISSUER

Section 5.01.	The Issuer’s Existence; Conduct of Business	26

Section 5.02.	Performance of Agreements	26

Section 5.03.	Event of Default	26

Section 5.04.	Copies of Documents; Information	26

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AND THE SPONSOR

Section 6.01.	Depositor’s Organization	28

Section 6.02.	Power and Authority	28

Section 6.03.	Qualification	28

Section 6.04.	Depositor’s Authorization and Execution of Transaction Documents	28

Section 6.05.	Enforceability	28

Section 6.06.	No Conflicts	28

Section 6.07.	No Litigation	29

Section 6.08.	No Consents	29

Section 6.09.	Investment Company Act	29

Section 6.10.	Conveyance of Receivables	29

Section 6.11.	[Reserved]	29

Section 6.12.	Written Information	29

Section 6.13.	Compliance with Credit Risk Retention Rules	29

ARTICLE VII

COVENANTS OF THE DEPOSITOR AND THE SPONSOR

Section 7.01.	The Depositor’s Existence; Conduct of Business	30

Section 7.02.	Performance of Agreements	30

Section 7.03.	Event of Default	30

Section 7.04.	Copies of Documents; Information	30

v

Exhibit A	Form of Assignment and Assumption Agreement

Exhibit B	Scope of Agreed Upon Procedures Reports

Exhibit C	Form of Commitment Letter

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of February 24, 2017, is by and among CONN’S RECEIVABLES WAREHOUSE, LLC, as issuer (the “Issuer”), CONN APPLIANCES RECEIVABLES FUNDING, LLC, as depositor (the “Depositor”), CONN APPLIANCES, INC., as servicer (in such capacity, the “Servicer”) and as sponsor (in such capacity, the “Sponsor”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as primary note purchaser (the “Primary Note Purchaser”), the CONDUITS (as defined below) party hereto from time to time, and CREDIT SUISSE AG, NEW YORK BRANCH, in its capacity as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Issuer, the Servicer, Conn’s Receivables Warehouse Trust (the “Receivables Trust”), the Administrative Agent and Wells Fargo Bank, National Association, as Indenture Trustee have entered into that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, on the Note Initial Increase Date, the Issuer will issue the Class A Notes (the “Notes”) pursuant to the Indenture;

WHEREAS, Conn Appliances, Inc., as Servicer, the Receivables Trust, the Indenture Trustee and the Issuer have entered into that certain Servicing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Servicing Agreement”), pursuant to which, among other things, Conn Appliances, Inc. has agreed to act as servicer; and

WHEREAS, on the Note Initial Increase Date, the Issuer will sell the Notes to the Purchasers (as defined herein) and the Purchasers will purchase the Notes and, subject to the conditions set forth herein, may from time to time fund increases in the outstanding principal balance of the Notes;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01. Defined Terms.

(a) Capitalized terms in this Agreement that are not otherwise defined herein shall have the respective meanings assigned to them in Schedule II (the “Definitions Schedule”) to the Servicing Agreement.

(b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Affected Person” means each Owner and each of their respective Affiliates, successors and assigns, and, in the case of any Conduit, (i) each Liquidity Provider, and (ii) any Person acting as administrator or referral agent with respect to such Conduit.

“Agreement” means this Note Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

“Assignee” has the meaning assigned to such term in Section 11.07 of this Agreement.

“Assignment” has the meaning assigned to such term in Section 11.07(b)(i) of this Agreement.

“Assignment and Assumption Agreement” means an assignment and assumption agreement in the form of Exhibit A attached hereto (with appropriate modifications), entered into by an Owner and a permitted assignee, pursuant to which such assignee may become party to this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basel Committee” means the Basel Committee on Banking Supervision.

“Basel II” means the July 1988 paper or the June 2006 paper prepared by the Basel Committee as set out in the publication entitled: “International Convergence of Capital Measurements and Capital Standards: a Revised Framework”, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law).

“Basel III” means the paper prepared by the Basel Committee as set out in the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems”, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law).

“Basel IV” means the papers prepared by the Basel Committee (i) in January 2016 entitled “Minimum Capital Market Requirements”, (ii) in March 2016 entitled “Revisions to the Standardised Approach for credit risk”, (iii) in June 2016 entitled “Reducing variation in credit risk-weighted assets – constraints on the use of internal model approaches”, and (iv) all other publications considered part of Basel IV, and in each case, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law).

“Basel Rules” means Basel II, Basel III and Basel IV or other bank capital rules established by the Basel Committee or other international body.

“Capital Costs” has the meaning assigned to such term in Section 2.07(b) of this Agreement.

“Capital Guidelines” has the meaning assigned to such term in Section 2.07(b) of this Agreement.

“Class A Note Rate” means, with respect to any Purchaser and date of determination, the sum of (i) the applicable Reference Rate and (ii) the Class A Fee Rate.

“Confidential Information” has the meaning assigned to such term in Section 11.15(b) of this Agreement.

“Depositor” is defined in the Recitals to this Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Conduit Assignee” means any asset-backed commercial paper conduit or financial asset investment company that is administered or managed by any Purchaser or any Affiliate thereof or that receives funding from a financial asset investment company administrated by a Purchaser or any Affiliate thereof or as to which a Purchaser or any Affiliate thereof is a Liquidity Provider.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excluded Taxes” means, with respect to any Owner, (a) any Taxes (including any franchise taxes) imposed on or measured by the gross or net income, branch profits, gross or net receipts, capital, net worth or similar items (including any interests, penalties or additions with respect thereto) of such Owner by the jurisdictions or political subdivision or taxing authority thereof in which such Owner’s principal office or lending offices are located or are resident, managed or controlled or in which such Owner or lending office is incorporated or organized or otherwise doing business or that are Other Connection Taxes, (b) any Taxes imposed by the United States or any political subdivision thereof by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof after the date such Owner becomes entitled to the benefits of any of the Transaction Documents with respect to the Note Balance, as applicable, or portion thereof, affected by such change (provided that Taxes withheld pursuant to Section 1446 of the Code shall be Excluded Taxes in any event), (c) any Taxes to which an Owner is subject (to the extent of the tax rate then in effect) on the date this Agreement is executed or to which an Owner would be subject on such date if a payment hereunder had been received by such Person on such date, and with respect to any Owner that becomes a party hereto after the date hereof, any Taxes to which such Owner is subject on the date it becomes a party hereto (other than in each case, Taxes to which such Owner’s assignor, if any, was entitled to reimbursement pursuant to the terms of this Agreement), (d) Taxes to which the Owner becomes subject subsequent to the date referred to in clause (c) above as a result of a change in residence, place of incorporation, or principal place of business of such Owner, a change in the branch or lending office of such Owner participating in the transactions specified herein or other similar circumstances, (e) any Taxes attributable to Owner’s failure to comply with Section 2.08(b), and (f) any Taxes imposed under FATCA.

“FAS 166/167 Regulatory Capital Rules” means the Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the Office of the Comptroller of the Currency, Department of the Treasury; Board of Governors of the Federal Reserve System; Federal Deposit Insurance Corporation; and Office of Thrift Supervision, Department of Treasury on December 15, 2009, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any such agency.

“FATCA” means Sections 1471 through 1474 of the Code, as amended from time to time, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, but only to the extent substantively comparable and not materially more onerous than the applicable Code sections, regulations, interpretations, agreements, legislation, rules or practices existing on the date hereof.

“Fee Letter” means that certain fee letter dated as of February 24, 2017, among Conn Appliances, Inc., the Primary Note Purchaser and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Indemnified Amounts” has the meaning assigned to such term in Section 2.06 of this Agreement.

“Indemnified Parties” has the meaning assigned to such term in Section 2.06 of this Agreement.

“Indenture” has the meaning specified in the recitals to this Agreement.

“Issuer” has the meaning specified in the preamble to this Agreement.

“Liquidity Agreement” means, with respect to any Conduit, any liquidity agreement or any other agreement entered into by any Liquidity Provider providing for the issuance of one or more letters of credit for the account of such Conduit (or any related commercial paper issuer that finances such Conduit), the issuance of one or more surety bonds, insurance policies or other instruments for which such Conduit or such related issuer is obligated to reimburse the applicable Liquidity Provider for any drawings thereunder, the sale by such Conduit or such related issuer to any Liquidity Provider of any interest in a Note (or portions thereof or participations therein) and/or the making of loans and/or other extensions of liquidity or credit to such Conduit or such related issuer in connection with its commercial paper program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof, but only to the extent that such letter of credit, surety bond or other instrument or guaranty supported either Commercial Paper issued to purchase the Notes or fund any Note Balance Increase hereunder or was dedicated to that Liquidity Provider’s support of such Conduit as a whole rather than one particular issuer (other than the Issuer) within such Conduit’s commercial paper program.

“Liquidity Provider” means and includes any Person now or hereafter extending liquidity or credit or having a commitment to extend liquidity or credit to or for the account of, and/or agreeing to make purchases from, a Conduit (or any related commercial paper issuer that finances such Conduit) in support of commercial paper issued, directly or indirectly, by such Conduit in order to fund (or maintain the funding of) the purchase of the Notes or any Note Balance Increase made by such Conduit hereunder, or issuing a letter of credit, surety bond, insurance policy or other instrument to support any obligations arising under or in connection with such Conduit’s securitization program as it relates to any Commercial Paper Notes issued by such Conduit, in each case pursuant to a Liquidity Agreement and any guarantor of any such person.

“Maturity Date” shall mean, with respect to the Notes, the Payment Date in August 2018, as such date may be extended from time to time pursuant to Section 2.05.

“Modification” has the meaning assigned to such term in Section 11.01(b) of this Agreement.

“Note Purchaser Upfront Fee” has the meaning assigned to such term in the Fee Letter.

“Notes” is defined in the Recitals to this Agreement.

“Other Connection Taxes” means, with respect to any Owner, Taxes imposed as a result of a present or former connection between such Owner and the jurisdiction imposing such Tax (other than connections arising from such Owner having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Note).

“Other Issuers” has the meaning assigned to such term in Section 2.07(d) of this Agreement

“Participant” means a Person to whom a Purchaser has granted a participation in all or part of the payments due such Purchaser under the Notes.

“Permitted ABS Transaction” has the meaning assigned to such term under the ABL Agreement.

“Permitted NPA Assignee” means, in connection with any assignment, (i) any Person that is an Eligible Conduit Assignee, Liquidity Provider or Purchaser or Affiliate of a Purchaser (provided, that a Person that is a Conduit solely by reason of being identified as a “Conduit” on the Assignment and Assumption Agreement effecting such assignment shall not be considered a “Purchaser” for purposes of this clause (i), including under the definition of “Eligible Conduit Assignee”), or (ii) any other Person with the consent of the Issuer, such consent not to be unreasonably withheld, conditioned or delayed; provided that the consent of the Issuer pursuant to this clause (ii) shall not be required for any assignment or transfer occurring when an Event of Default has commenced and is continuing.

“Primary Note Purchaser” is defined in the Recitals to this Agreement.

“Purchaser” means each Conduit, the Primary Note Purchaser and any other Alternative Purchaser.

“Register” has the meaning assigned to such term in Section 11.16 of this Agreement.

“Regulatory Costs” has the meaning assigned to such term in Section 2.07(a) of this Agreement.

“Required Noteholders” means the holder or holders of in excess of 50% of the Note Balance or, if the Note Balance is zero, the Administrative Agent.

“Servicer” is defined in the Recitals to this Agreement.

“Sponsor” is defined in the Recitals to this Agreement.

“Tax Costs” has the meaning assigned to such term in Section 2.08(a) of this Agreement.

“Taxes” has the meaning assigned to such term in Section 2.08(a) of this Agreement.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02. Other Definitional Provisions. The rules of construction set forth in Section 1.02 of the Indenture shall be applicable to this Agreement.

Article II

PURCHASE AND SALE OF THE NOTES

Section 2.01. Purchase and Sale of the Notes.

(a) The closing on the Closing Date shall take place at the offices of Morgan Lewis & Bockius LLP, 101 Park Avenue, New York, NY, on the Closing Date; provided, however, that the Agreement shall become effective on August 8, 2017.

(b) On the Note Initial Increase Date, the Issuer agrees to instruct the Indenture Trustee to authenticate and deliver to the Administrative Agent on behalf of the Purchasers, a Note in an original principal balance up to the Note Maximum Amount. The aggregate purchase price for the Notes will be the Note Initial Increase, which is the initial Note Balance as of the Note Initial Increase Date.

(c) At any time on or after the Closing Date, except when an Event of Default has occurred that is continuing on such date, each Purchaser may, in its sole and absolute discretion, in accordance with the terms and conditions set forth herein and in the Indenture, agree to fund all or a portion of the Note Initial Increase or any Note Balance Increase on the Note Initial Increase Date or applicable Note Balance Increase Date, respectively.

Section 2.02. Adjustments; Additional Increases.

(a) On each Note Balance Increase Date, the Administrative Agent shall make appropriate notations on the schedule attached to the Note of the amount of such Note Balance Increase made pursuant to Section 2.08 of the Indenture.

(b) The Issuer hereby authorizes the Administrative Agent to make such notations on the applicable Note and on its books and records. Each such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, however, that in the event of a discrepancy between the books and records of the Administrative Agent and the records maintained by the Indenture Trustee pursuant to the Indenture, such discrepancy shall be resolved by the Administrative Agent, the Depositor and the Indenture Trustee and prior to any such resolution, the books and records maintained by the Indenture Trustee shall govern.

Section 2.03. Interest, Fees, Payments; Expenses.

(a) The Notes will accrue Yield on the Note Balance thereof and on the Escrowed Amount on each day during each Interest Period at a rate per annum equal to the Class A Note Rate for such day during such Interest Period.

(b) At least five (5) Business Days prior to each Payment Date, beginning on the first Payment Date after the Note Initial Increase Date (or in the case of the final Payment Date, on the Business Day immediately preceding such final Payment Date), the Administrative Agent will calculate the Yield payable for the then most recently ended Interest Period (including on the Escrowed Amount) and shall promptly forward the same to the Issuer, the Indenture Trustee and the Servicer by not later than 5:00 p.m. (New York time) on such date of such rate and amounts.

(c) The principal of and Yield on the Notes and on the Escrowed Amount shall be paid when and as provided in the Indenture. (i) Payments in reduction of the portion of the Note Balance evidenced by a Note and payments of fees, including Breakage Fees, and other non-interest amounts, shall be allocated and applied to Purchasers of such Note pro rata based on their respective percentages of the Note Balance and Escrowed Amount or in any such case in such other proportions as the affected Purchasers may agree upon in writing from time to time, and (ii) payments of Yield shall be allocated and applied to the Purchasers pro rata based upon the respective amounts of Yield due and payable to them.

(d) For any Note Initial Increase Date and any Note Balance Increase Date, the Note Purchaser Upfront Fee shall be payable to the Purchasers in accordance with, and on the dates specified in, the Fee Letter.

(e) Except as set forth in this Agreement or the Fee Letter, the Issuer shall pay for all out-of-pocket fees, costs and expenses incurred by the Issuer, the Administrative Agent and each Purchaser in connection with the negotiation and preparation of this Agreement and the other documents to be delivered hereunder or in connection with the transactions contemplated hereby, including, without limitation, reasonable and documented legal fees (not to exceed $200,000 with respect to the initial transaction closing on February 24, 2017), audit fees, all fees of any rating agency rating the commercial paper notes of any Conduit in connection with the review of the transactions contemplated by this Agreement and any Rating Agency engaged by the Administrative Agent or any Purchaser to rate the Notes and reasonable out-of-pocket expenses of the Administrative Agent or any Purchaser. The Issuer agrees to pay all reasonable costs and expenses of the Administrative Agent and the Purchasers in connection with (i) the legal fees for any amendments of or waivers or consents under this Agreement or the Transaction Documents requested by the Issuer, the Depositor or the Servicer, including in each case the reasonable and documented fees and out-of-pocket expenses of outside counsel with respect thereto, which such fees shall not exceed $75,000 with respect to the 2017 Warehouse Funding and related amendment of the Transaction Documents, and (ii) all reasonable, documented and necessary out-of-pocket fees, costs and expenses incurred by it in connection with any attempt to enforce any remedies of the Administrative Agent or any Purchaser against the Issuer or any other Person that may be obligated to them by virtue of any of the Transaction Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Events of Default.

Section 2.04. Changes to the Note Balance and Note Maximum Balance.

(a) The Issuer may request a Note Balance Increase in the manner specified in Section 2.08(a) of the Indenture. Any Note Balance Increase shall be made as specified in Section 2.08(a) of the Indenture, subject to satisfaction of the conditions precedent set forth herein and in the Indenture. If one or more Purchasers agree to fund such Note Balance Increase, the Administrative Agent shall determine the allocation of its proportion of the Note Balance among the related Purchasers in accordance with the Commitment Letter and discussion with the Purchasers.

(b) The Note Initial Increase and each subsequent Note Balance Increase that any Purchaser funds hereunder shall be made by such Purchaser (upon satisfaction of the conditions precedent set forth in Articles II and III hereof) before 2:00 p.m., New York time, on the Note Initial Increase Date or the applicable Note Balance Increase Date, respectively, by wire transfer of immediately available funds to the account of the Issuer most recently designated by the Issuer in writing for such purpose, or, in the case of the portion of the Note Initial Increase to be funded in accordance with the Escrow Letter, by release of the Escrow Amount in accordance with the Escrow Letter.

(c) For the avoidance of doubt, the Primary Note Purchaser has the right to decide, in its sole and absolute discretion, whether to deliver a Commitment Letter in connection with the Note Initial Increase or any Note Balance Increase, as applicable. Subject to Sections 2.04(c) and 2.04(e) herein and Section 2.08(a) of the Indenture, nothing herein or in any Transaction Document shall create any obligation for any Purchaser to fund any Note Balance Increase prior to delivery of a Commitment Letter. Upon delivery of a Commitment Letter in accordance with Section 2.04(e) herein, the Primary Note Purchaser, as signatory thereto, shall be obligated under the terms of the Commitment Letter to fund such Note Initial Increase or Note Balance Increase, as applicable. Prior to the Note Initial Increase Date or Note Balance Increase Date, as applicable, the Primary Note Purchaser shall provide the Indenture Trustee and the Issuer with the applicable Purchasers and amount being funded by each such Purchaser on such Note Initial Increase Date or Note Balance Increase Date, as applicable; provided, that (a) the identity of the Purchasers and amounts being funded may change after such notice is delivered in accordance with this sentence, and (b) nothing in such notice or delivery thereof shall (i) remove, limit or otherwise change the Primary Note Purchaser’s obligation to fund the entire Note Initial Increase or Note Balance Increase, as applicable, or (ii) impose on any listed Purchaser an obligation to fund any percentage of such Note Initial Increase or Note Balance Increase.

(d) The Issuer may reduce the Note Balance on any Payment Date by making a Note Balance Decrease in the manner specified in Section 2.08(b) of the Indenture. Any Note Balance Decrease shall be made as specified in Section 2.08(b) of the Indenture, subject to satisfaction of the conditions set forth herein and in the Indenture.

(e) If one or more Purchasers consent and commit to fund a Note Initial Increase or a Note Balance Increase, as applicable, in accordance with Section 2.08(a) of the Indenture, the Primary Note Purchaser shall provide to the Issuer, the Administrative Agent, the Indenture Trustee and the Servicer a letter (a “Commitment Letter”) evidencing the amount and timing of such commitment substantially in the form of Exhibit C hereto, with such modifications as are mutually agreed to by the Primary Note Purchaser and the Issuer. Delivery of the Commitment Letter shall solely bind the Primary Note Purchaser to fund such Note Initial Increase or Note Balance Increase, as applicable.

Section 2.05. Extensions.

If the Issuer wishes to extend the Maturity Date in effect at any time for a period of up to 364 days, it may so request in writing to the Administrative Agent (and the Administrative Agent shall promptly forward the same to each Purchaser) no fewer than 45 days and no more than 90 days prior to the Maturity Date then in effect. No later than 15 days prior to the Maturity Date, each Purchaser will advise the Administrative Agent whether it has elected (such election to be made in its sole and absolute discretion) to extend the Maturity Date to a date which shall be no later than 364 days following the Maturity Date then in effect in accordance with the Issuer’s request and, if so extended, the Facility Turbo Date shall be as determined by the Administrative Agent and Depositor in accordance with the definition thereof. A failure on the part of any Purchaser to reply to the Administrative Agent by such time shall be construed as a denial of the requested extension. Unless each Purchaser shall have elected to grant a requested extension of the Maturity Date, the Maturity Date then in effect shall not be extended.

Section 2.06. Indemnification.

(a) Without limiting any other rights which the Administrative Agent or the Owners may have hereunder or under applicable law, the Issuer hereby agrees to indemnify the Administrative Agent, each Purchaser and their respective successors and permitted assigns and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which attorneys may be employees of the Administrative Agent or an Owner, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Issuer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, of the Notes or any of the other transactions contemplated hereby or thereby, excluding (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from bad faith, gross negligence or willful misconduct on the part of an Indemnified Party seeking indemnification or any material breach by an Indemnified Party of its obligations hereunder or under the Transaction Documents, (ii) Indemnified Amounts arising from a claim by an Indemnified Party against another Indemnified Party or (iii) Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Receivables Obligor. Without limiting the generality of the foregoing, and subject to the exclusions set forth in the immediately preceding sentence, the Issuer shall indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from:

(i) reliance on any representation or warranty made by the Issuer, the Seller, the Servicer, or the Sponsor (or any of their respective officers) under or in connection with this Agreement and the other Transaction Documents or any other report, certificate or other written information prepared by the Issuer or by the Servicer on its behalf delivered to any Purchaser by it pursuant hereto and thereto, which shall have been false or incorrect when made;

(ii) the failure by the Issuer to comply with any applicable law, rule or regulation with respect to the Receivables (including any tax laws) or the nonconformity of the Receivables with any such applicable law, rule or regulation;

(iii) any commingling of Collections or the failure to vest and maintain vested in the Indenture Trustee a first priority perfected security interest in the Trust Estate and the proceeds thereof, free and clear of any Lien (other than the lien of the Indenture);

(iv) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Trust Estate and the proceeds thereof, which failure has an adverse effect on the validity, perfected status or priority of the security granted to the Indenture Trustee under the Indenture;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the related Receivables Obligor) of a Receivables Obligor to the payment of any Receivables (including a defense based on the Receivables not being the legal, valid and binding obligation of such Receivables Obligor enforceable against it in accordance with its terms);

(vi) any failure by the Issuer, any Seller, the Servicer, or the Sponsor to perform its duties, covenants or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the related Receivables Obligor) of a Receivables Obligor to the payment of any Receivables based on the failure of the Issuer, any Seller, the Servicer, or the Sponsor to qualify to do business or file reports in a given jurisdiction; or

(viii) any litigation, investigation or proceeding, or liability claim or damage suit or other similar or related claim or action of whatever sort (except as expressly excluded above), arising out of or in connection with the Trust Estate or the transactions contemplated by the Transaction Documents.

Any Indemnified Amounts payable hereunder by the Issuer will be payable solely from funds available to the Issuer for distribution pursuant to Section 8.06 of the Indenture (it being understood that, in the event that the Issuer has insufficient funds available to pay any such amounts in full on any Payment Date, the remaining unpaid amounts shall be due and payable on each subsequent Payment Date until paid in full to the extent of available funds for such purpose in accordance with Section 8.06 of the Indenture on each such Payment Date).

(b) Without limiting any other rights which the Administrative Agent or the Owners may have hereunder or under applicable law, the Depositor hereby agrees to indemnify each Indemnified Party for all Indemnified Amounts awarded against or incurred by any of them in any action or proceeding between the Depositor and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, of the Notes or any of the other transactions contemplated hereby or thereby, in each case to the extent arising out of or as a result of any breach, default or misrepresentation of the Depositor under this Agreement or any of the other Transaction Documents, excluding (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from bad faith, gross negligence or willful misconduct on the part of an Indemnified Party seeking indemnification or any material breach by an Indemnified Party of its obligations hereunder or under the Transaction Documents, (ii) Indemnified Amounts arising from a claim by an Indemnified Party against another Indemnified Party or (iii) Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Receivables Obligor. Without limiting the generality of the foregoing, and subject to the exclusions set forth in the immediately preceding sentence, the Depositor shall indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from:

(i) reliance on any representation or warranty made by the Depositor (or any of its officers) under or in connection with this Agreement and the other Transaction Documents or any other report, certificate or other written information prepared by the Depositor delivered to any Purchaser or the Administrative Agent by the Depositor pursuant hereto and thereto, which shall have been false or incorrect when made;

(ii) the failure by the Depositor to comply with any applicable law, rule or regulation with respect to the Receivables (including any tax laws) or the nonconformity of the Receivables with any such applicable law, rule or regulation;

(iii) any failure by the Depositor to perform its duties, covenants or obligations in accordance with the provisions of this Agreement or any other Transaction Document; or

(iv) any litigation, investigation or proceeding, or liability claim or damage suit or other similar or related claim or action of whatever sort (except as expressly excluded above) relating to, arising out of or in connection with the Receivables, the Trust Estate or the transactions contemplated by this Agreement or any other Transaction Documents, in each case to the extent arising out of or resulting from the acts or omissions of the Depositor in violation of the provisions of this Agreement or any other Transaction Document.

Any Indemnified Amounts payable hereunder by the Depositor will be payable solely from funds available to the Depositor, and the remaining unpaid amounts shall be due and payable on each subsequent Payment Date until paid in full to the extent of available funds for such purpose.

(c) Without limiting any other rights which the Administrative Agent or the Owners may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party for all Indemnified Amounts awarded against or incurred by any of them in any action or proceeding between the Servicer (in its capacity as Servicer) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, of the Notes or any of the other transactions contemplated hereby or thereby, in each case to the extent arising out of or as a result of any breach, default or misrepresentation of the Servicer under this Agreement or any of the other Transaction Documents, excluding (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from bad faith, gross negligence or willful misconduct on the part of an Indemnified Party seeking indemnification or any material breach by an Indemnified Party of its obligations hereunder or under the Transaction Documents, (ii) Indemnified Amounts arising from a claim by an Indemnified Party against another Indemnified Party or (iii) Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Receivables Obligor. Without limiting the generality of the foregoing, and subject to the exclusions set forth in the immediately preceding sentence, the Servicer shall indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from:

(i) reliance on any representation or warranty made by the Servicer (or any of its officers) under or in connection with this Agreement and the other Transaction Documents or any other report, certificate or other written information prepared by the Servicer delivered to any Purchaser or the Administrative Agent by it pursuant hereto and thereto, which shall have been false or incorrect when made;

(ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to the Receivables (including any tax laws);

(iii) any failure by the Servicer to perform its duties, covenants or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any litigation, investigation or proceeding, or liability claim or damage suit or other similar or related claim or action of whatever sort (except as expressly excluded above) relating to, arising out of or in connection with the Receivables, the Trust Estate or the transactions contemplated by this Agreement or any other Transaction Documents in each case to the extent arising out of or resulting from the acts or omissions of the Servicer in violation of the provisions of this Agreement or any other Transaction Document;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the related Receivables Obligor) of a Receivables Obligor to the payment of any Receivables based on the failure of the Servicer to qualify to do business or file reports in a given jurisdiction; or

(vi) any commingling by the Servicer of Collections with other funds of the Servicer or any other Person (other than the Issuer).

(d) Without limiting any other rights which the Administrative Agent or the Owners may have hereunder or under applicable law, the Sponsor hereby agrees to indemnify each Indemnified Party for all Indemnified Amounts awarded against or incurred by any of them in any action or proceeding between the Sponsor (in its capacity as Sponsor) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, of the Notes or any of the other transactions contemplated hereby or thereby, in each case to the extent arising out of or as a result of any breach, default or misrepresentation of the Sponsor under this Agreement or any of the other Transaction Documents, excluding (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from bad faith, gross negligence or willful misconduct on the part of an Indemnified Party seeking indemnification or any material breach by an Indemnified Party of its obligations hereunder or under the Transaction Documents, (ii) Indemnified Amounts arising from a claim by an Indemnified Party against another Indemnified Party or (iii) Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Receivables Obligor. Without limiting the generality of the foregoing, and subject to the exclusions set forth in the immediately preceding sentence, the Sponsor shall indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from:

(i) reliance on any representation or warranty made by the Sponsor (or any of its officers) under or in connection with this Agreement and the other Transaction Documents or any other report, certificate or other written information prepared by the Sponsor delivered to any Purchaser or the Administrative Agent by the Sponsor pursuant hereto and thereto, which shall have been false or incorrect when made;

(ii) the failure by the Sponsor to comply with any applicable law, rule or regulation with respect to the Receivables (including any tax laws);

(iii) any failure by the Sponsor to perform its duties, covenants or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any litigation, investigation or proceeding, or liability claim or damage suit or other similar or related claim or action of whatever sort (except as expressly excluded above) relating to, arising out of or in connection with the Receivables, the Trust Estate or the transactions contemplated by this Agreement or any other Transaction Documents in each case to the extent arising out of or resulting from the acts or omissions of the Sponsor in violation of the provisions of this Agreement or any other Transaction Document; or

(v) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Trust Estate and the proceeds thereof, which failure has an adverse effect on the validity, perfected status or priority of the security granted to the Indenture Trustee under the Indenture.

(e) In the event that for any reason, (i) the basis for calculation of interest on any Conduit’s share of the Note Balance shall change from the CP Cost to the Alternative Rate, (ii) the basis for calculation of interest on a Conduit’s share of the Note Balance is the CP Cost and (a) such Conduit receives any repayment of its share of the Note Balance on a date other than a Payment Date, or (b) such Conduit does not receive repayment of its share of the Note Balance on a Payment Date when notice of a Note Balance Decrease had been given pursuant to 2.08(b) of the Indenture, or (iii) (a) any Purchaser other than a Conduit receives any repayment of its share of the Note Balance on a date other than a Payment Date, or (b) any Purchaser other than a Conduit does not receive repayment of its share of the Note Balance on a Payment Date when notice of a Note Balance Decrease had been given pursuant to 2.08(b) of the Indenture, then in any such case the Issuer agrees to indemnify each affected Purchaser against, and to promptly pay on the Payment Date in the Collection Period following demand, to such Purchaser the amount equal to any loss suffered by such Purchaser as a result of such change or such repayment, including, in the case of a Conduit, any loss, cost or expense suffered by such Conduit by reason of its issuance of Commercial Paper Notes or its incurrence of other obligations reasonably allocated by such Conduit to its funding or the maintenance of its funding of its share of the Note Balance, or, in the case of any Purchaser, redeploying funds prepaid or repaid, in amounts which correspond to its share of the Note Balance. A statement setting forth in reasonable detail the calculations of any additional amounts payable pursuant to this Section submitted by a Purchaser to the Issuer, the Administrative Agent, the Sponsor and the Servicer shall be conclusive absent manifest error. Any amounts payable under this clause (e) by the Issuer will be payable solely from funds available to the Issuer for distribution pursuant to Section 8.06 of the Indenture (it being understood that, in the event that the Issuer has insufficient funds available to pay any such amounts in full on any Payment Date, the remaining unpaid amounts shall be due and payable on each subsequent Payment Date until paid in full to the extent of available funds for such purpose in accordance with Section 8.06 of the Indenture on each such Payment Date).

Section 2.07. Change in Law or Accounting; Capital Costs.

(a) If after the date hereof (or, in the case of any assignee Owner of the Notes or any other Affected Person with respect thereto, after the date of such assignment) (x) any change in any Requirement of Law or in the interpretation or application thereof or (y) the requirements of (1) the Dodd-Frank Wall Street Reform and Consumer Protection Act, (2) the FAS 166/167 Regulatory Capital Rules, or (3) the Basel Rules, or (z) the compliance with any guideline or request made after the date hereof from any Governmental Authority, either:

(i) subjects an Owner or any of its related Affected Persons to any loss due to the recharacterization of any payments made with respect to the Notes; or

(ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory Receivables or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by such Owner or related Affected Person;

and the result of any of the foregoing is to increase the cost to such Owner or such related Affected Person, by an amount that such Owner deems to be material, of maintaining its interest in the Notes or to reduce any amount receivable hereunder in respect thereof (collectively, “Regulatory Costs”), then, and in any such case, after submission by such Affected Person to the Issuer (with a copy to the Trustee) of a written request therefor (which shall include calculations in reasonable detail), the Issuer will pay to such Owner any additional amounts necessary to compensate such Owner or related Affected Person for such Regulatory Costs. Such additional amounts payable hereunder with respect to Regulatory Costs will be payable solely from funds available to the Issuer for distribution pursuant to Section 8.06 of the Indenture (it being understood that, in the event that the Issuer has insufficient funds available to pay any such amounts in full on any Payment Date, the remaining unpaid amounts shall be due and payable on each subsequent Payment Date until paid in full to the extent of available funds for such purpose in accordance with Section 8.06 of the Indenture on each such Payment Date).

(b) If after the date hereof (or, in the case of any assignee Owner that is not an Affiliate of the assignee Owner of the Notes as of the date of such assignment or any Affected Person with respect thereto, after the date of such assignment) (x) any change in any Requirement of Law (including any new Requirement of Law) regarding capital adequacy (a “Capital Guideline”) or in the interpretation or application thereof or (y) the requirements of (1) the Dodd-Frank Wall Street Reform and Consumer Protection Act, (2) the FAS 166/167 Regulatory Capital Rules, or (3) the Basel Rules, and in each case, any regulations, rules, guidelines or directives issued or promulgated thereunder or in connection therewith or any change in the interpretation or application of the foregoing, either:

(i) affects the amount of capital to be maintained by an Owner or any of its related Affected Persons and such Owner or such Affected Person determines that the amount of such capital is increased as a direct or indirect consequence of its investment in the Notes; or

(ii) has the effect of reducing the rate of return on such Owner’s or such other Affected Person’s capital as a direct or indirect consequence of making or maintaining its investment in the Notes, to a level below that which such Owner or such other Affected Person would have achieved but for such requirement, change in or interpretation or application of such Capital Guideline or compliance with such request or directive (taking into consideration such Owner’s or such entity’s or such other Affected Person’s policies with respect to capital adequacy) by an amount deemed by such Owner to be material;

then, from time to time, upon demand (which shall include calculations in reasonable detail) by such Owner in writing to the Issuer, the Issuer will pay to such Owner such additional amount or amounts as will compensate such Owner or such other Affected Person for the cost of maintaining such increased capital or such reduction in the rate of return on the Owner’s or such other Affected Person’s capital (collectively, “Capital Costs”). Such additional amounts payable hereunder with respect to Capital Costs will be payable solely from funds available to the Issuer for distribution pursuant to Section 8.06 of the Indenture (it being understood that, in the event that the Issuer has insufficient funds available to pay any such amounts in full on any Payment Date, the remaining unpaid amounts shall be due and payable on each subsequent Payment Date until paid in full to the extent of available funds for such purpose in accordance with Section 8.06 of the Indenture on each such Payment Date).

(c) Failure or delay on the part of any Owner to demand compensation pursuant to this Section shall not constitute a waiver of such Owner’s right to demand such compensation; provided, that Issuer shall not be required to compensate an Owner or other Affected Person pursuant to this Section 2.07 for any increased costs or reductions incurred more than 180 days prior to the date that such Owner notifies Seller in writing of the change in Requirement of Law or other circumstance giving rise to such increased costs or reductions and of such Owner’s intention to claim compensation therefor; provided, further, that if the change in Requirement of Law or other circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) Notwithstanding anything in this Section 2.07 to the contrary, if any Affected Person enters into agreements for the acquisition or financing of interests in receivables, notes or other financial assets from one or more Persons, other than the Issuer, that has entered into a receivables purchase agreement, receivables transfer agreement, note purchase agreement, loan agreement or funding agreement with such Person (“Other Issuers”) (or to provide liquidity or credit support therefor), such Affected Person shall ratably allocate the liability for any amounts under this Section 2.07, which are generally imposed on or applicable to such Affected Party, to the Issuer and each Other Issuer to the extent the amounts hereunder are ratably attributable; provided, however, that if such amounts are solely attributable to the Issuer and not attributable to any Other Issuer, as determined in such Affected Person’s reasonable discretion, the Issuer shall be solely liable for such amounts or if such amounts are attributable to Other Issuers and not attributable to the Issuer, as determined in such Affected Person’s reasonable discretion, such Other Issuers shall be solely liable for such amounts

Section 2.08. Taxes.

(a) All payments made by the Issuer under any of this Agreement and the other Transaction Documents will be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority (hereinafter called “Taxes”) unless required to be withheld under applicable law. If any Taxes (other than Excluded Taxes) are required to be withheld from any amounts payable to any Owner hereunder or thereunder, after submission by such Owner to the Issuer of a written request therefor, the amounts so payable to such Owner will, at the written request of the Owner, be increased by the Issuer to the extent necessary to yield to such Owner (after payment of all Taxes, other than Excluded Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified in any of this Agreement and the other Transaction Documents. Whenever any Taxes are payable by the Issuer, as promptly as possible thereafter the Issuer will send to each Owner a certified copy of an original official receipt received by Issuer or other reasonable evidence showing payment thereof. If the Issuer fails to pay any Taxes when due to the appropriate taxing authority, fails to remit to each Owner the required receipts or other required documentary evidence, or if any Taxes (other than Excluded Taxes) in respect of a payment made by the Issuer under any of this Agreement and the other Transaction Documents are paid by any Owner, the Issuer will pay such Owner, solely from funds available to the Issuer for distribution pursuant to Section 8.06 of the Indenture (it being understood that, in the event that the Issuer has insufficient funds available to pay any such amounts in full on any Payment Date, the remaining unpaid amounts shall be due and payable on each subsequent Payment Date until paid in full to the extent of available funds for such purpose in accordance with Section 8.06 of the Indenture on each such Payment Date), for any incremental taxes, reasonable costs or penalties that may become payable by such Owner as a result of any such failure and reimburse any such Taxes paid directly by the Owner to the applicable taxing authority upon delivery to the Issuer by an Owner (with a copy to the Administrative Agent) of a certificate as to the amount of any such liability or payment. Notwithstanding the foregoing or anything else herein to the contrary, no amounts will be paid pursuant to this Section 2.08 (collectively “Tax Costs”) to any Owner that is not a United States person for U.S. federal income tax purposes if such Owner fails to comply with the requirements of Section 2.08(b).

(b) Each Owner and the Administrative Agent, if required by law shall timely furnish the Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY, IRS Form W-9 or IRS Form W-8ECI or any successors to such IRS forms or any other certification that the Issuer may reasonably request) that the Issuer or its agents may reasonably request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments. Each Owner understands that the Issuer may require additional certification acceptable to it (a) to permit the Issuer to make payments to it without, or at a reduced rate of, withholding or (b) to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets. Each Owner agrees to provide any such certification applicable to it that is requested by the Issuer, unless the Owner determines in good faith that providing such certificate could materially prejudice the legal or commercial position of such Owner or subject such Owner to unreimbursed costs or expenses.

(c) If a payment made to an Owner under this Agreement or any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Owner were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Owner shall deliver to the Issuer or its agent, at the time or times prescribed by law and at such time or times reasonably requested by the Issuer, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer as may be necessary for the Issuer to comply with its obligations under FATCA, to determine that such Owner has complied with such Owner’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(d) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.08 (including by the payment of additional amounts pursuant to this Section 2.08), it shall pay to the Issuer an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant taxing authority with respect to such refund). Solely from funds available for distribution for such purpose by the Issuer, the Issuer, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant taxing authority) in the event that such indemnified party is required to repay such refund to such taxing authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the indemnified party be required to pay any amount to the Issuer pursuant to this paragraph (d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Issuer or any other Person.

(e) The Issuer shall indemnify and hold harmless any Owner from any present or future claim for liability for any stamp or other similar Tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Notes or Indenture. The Issuer shall pay, or reimburse an Owner for, any and all amounts in respect of, all search, filing, recording and registration and other similar Taxes that may be payable or reasonably determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Notes or the Indenture except any amounts that are Other Connection Taxes imposed with respect to an assignment.

Section 2.09. No Setoff. All payments to be made on behalf of the Issuer under this Agreement or the Indenture, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m. (New York City time), on the due date thereof to the account specified by the applicable Owner, in Dollars and in immediately available funds.

Section 2.10. Mitigation.

(a) Each Owner agrees that it will use its commercially reasonable efforts to take any actions, including designating a different lending office for purposes of its investment in the Notes, that will avoid the need for, or reduce the amount of, any Regulatory Costs, Capital Costs, Tax Costs or Indemnified Amounts (collectively, “Increased Costs”) owing to such Owner or its related Affected Persons; provided, however, that:

(i) no such Owner will be obligated to take any actions that would, in the reasonable determination of such Owner, be materially disadvantageous to such Owner;

(ii) if any Increased Costs will not be eliminated or reduced by the Owner taking such actions and payment therefor hereunder will not be waived by such Owner, the Issuer will have the right to replace the Owner hereunder with a new Owner (the “Replacement Owner”) that will succeed to the rights of such Owner with respect to the Notes. Upon notice from the Issuer, an Owner being replaced hereunder shall assign, without recourse, its rights and obligations (if any) hereunder, or a ratable share thereof, to the Replacement Owner or Replacement Owners designated and consented to as provided in this Section 2.10(a)(ii) for a purchase price equal to the sum of such Owner’s Note Balance so assigned, all accrued and unpaid interest thereon and any other amounts (including fees and any Increased Costs) to which such Owner is entitled hereunder; and

(iii) no Owner will be replaced hereunder (including, without limitation, pursuant to clause (ii) above) with a new Owner until such Owner has been repaid in full all amounts owed to it pursuant to this Agreement and the Transaction Documents.

Section 2.11. Determination of Amounts. Each Owner or other Affected Person claiming Increased Costs will furnish to the Issuer a certificate setting forth in reasonable detail the basis, calculation and amount of each request by such Owner or other Affected Person, as applicable. Each Owner’s determination of any Increased Cost will be conclusive, absent manifest error.

Article III

CONDITIONS PRECEDENT TO FUNDING BY THE PURCHASERS

The Purchasers, other than the Primary Note Purchaser under a Commitment Letter, have no obligation to fund the Note Initial Increase or any Note Balance Increase. To the extent the Primary Note Purchaser enters into a Commitment Letter or the other Purchasers choose to fund the Note Initial Increase or any Note Balance Increase, the obligation or election, as applicable, of the Purchasers (a) to fund the Note Initial Increase on the Note Initial Increase Date is subject to the satisfaction of each of the conditions set forth in this Article III and (b) to fund any Note Balance Increase on any Note Balance Increase Date is subject to the satisfaction of the conditions set forth in Sections 3.02, 3.03, 3.04, 3.05, 3.06, 3.09, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15 and 3.16. In accordance with the terms hereof, any conditions waived by the Primary Note Purchaser with respect to any Note Initial Increase or Note Balance Increase shall be deemed satisfied for the terms hereof with respect to such Note Initial Increase or Note Balance Increase, as applicable.

Section 3.01. Transaction Documents. On the Closing Date, the Administrative Agent shall have received counterparts of this Agreement, the Indenture, the Servicing Agreement, the First Receivables Purchase Agreement, the Second Receivables Purchase Agreement, the Receivables Trust Agreement, and the Certificate of Trust (each, a “Closing Date Transaction Document”), duly executed by the parties hereto and thereto. On the Closing Date, the ABL Lenders and the Purchasers shall have entered into the Intercreditor Agreement. On or before the Note Initial Increase Date, the Issuer shall have taken such other action as required by the ABL Agreement to cause, the transactions contemplated hereby to be classified as a Permitted ABS Transaction under the ABL Agreement. The Primary Note Purchaser confirms that the requirements of this Section 3.01 have been satisfied as of the Effective Date.

Section 3.02. The Notes. The Notes shall have been duly issued in accordance with the Indenture.

Section 3.03. Corporate Proceedings and Information. The Administrative Agent shall have received (x) copies of the articles of incorporation, by-laws, certificate of formation, limited liability company operating agreement or other organizational documents, as applicable, of the Issuer, the Receivables Trust, the Depositor, the Seller, and the Servicer (each, a “Closing Date Transaction Party”), (y) copies of resolutions or written consents, as applicable, of each Closing Date Transaction Party authorizing the execution and delivery of this Agreement and the other Closing Date Transaction Documents (or, with respect to any Note Balance Increase Date, any documents executed on such date) to which it is a party and performance of its obligations thereunder, and (z) copies of certificates dated as of a recent date from the applicable authorities evidencing the good standing or existence, as applicable, of each Closing Date Transaction Party.

Section 3.04. Incumbency Certificates. The Administrative Agent shall have received a certificate of incumbency certifying the names, titles and specimen signatures for the officers of each Closing Date Transaction Party that has executed or will execute a Closing Date Transaction Document or, with respect to any Note Balance Increase Date, any documents executed on such date).

Section 3.05. Financing Statements. The Administrative Agent shall have received evidence satisfactory to it that all filings as may be necessary to perfect or evidence the first priority (subject to Permitted Liens) sale of the Receivables by the 2016-A Seller to the Depositor, the sale of the Receivables by the Depositor to the Receivables Trust, the pledge by the Issuer to the Indenture Trustee of the Trust Estate and the proceeds thereof and the pledge by the Receivables Trust to the Indenture Trustee of the Receivables Trust Estate and proceeds thereof, have been delivered to the Administrative Agent for filing.

Section 3.06. Officer’s Certificates. The Administrative Agent on behalf of the Purchasers shall have received on the Closing Date the following items, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

(a) an Officer’s Certificate of the Servicer confirming the satisfaction of the conditions set forth in Section 3.09(a) (as to representations and warranties of the Servicer only);

(b) an Officer’s Certificate of the Depositor confirming the satisfaction of the conditions set forth in Section 3.09(a) (as to representations and warranties of the Depositor only);

(c) an Officer’s Certificate of the Issuer confirming the satisfaction of the conditions set forth in conditions set forth in Section 3.09(a) (as to representations and warranties of the Issuer only); and

(d) an Officer’s Certificate of Sponsor confirming the satisfaction of the conditions set forth in conditions set forth in Section 3.09(a) (as to representations and warranties of the Sponsor only).

Section 3.07. Opinions of Counsel to the Closing Date Transaction Parties and the Indenture Trustee. Counsel (including in-house counsel) to each Closing Date Transaction Party and the Indenture Trustee shall have delivered to the Administrative Agent favorable opinions, which have been requested by the Administrative Agent on or before the Effective Date, dated as of a date on or before the Note Initial Increase Date and reasonably satisfactory in form and substance to the Administrative Agent and its counsel and subject to customary assumptions and qualifications, relating to corporate matters, legality, validity and enforceability of the Closing Date Transaction Documents, perfection, no conflicts, required governmental consents or filings, the Investment Company Act, and securities laws matters.

Section 3.08. Additional Opinions of Counsel to the Seller. Counsel to the Seller shall have delivered to the Administrative Agent favorable opinions, which have been requested by the Administrative Agent on or before the Effective Date, dated as of a date on or before the Note Initial Increase Date and reasonably satisfactory in form and substance to the Administrative Agent and its counsel and subject to customary assumptions and qualifications, relating to certain true sale (in the form of a reliance letter with respect to the opinion letter issued by Mayer Brown LLP on March 17, 2016 re: Conn’s Receivables Funding 2016-A, LLC; Certain Bankruptcy Matters) and non-consolidation matters.

Section 3.09. Transaction Conditions. The following conditions shall have been satisfied on the Note Initial Increase Date and on any Note Balance Increase Date:

(a) the representations and warranties of the Seller, the Depositor, the Servicer, the Issuer, and the Sponsor contained in each of the Transaction Documents shall be true and correct in all material respects; and

(b) No Servicer Default or Event of Default shall have occurred and be continuing.

Section 3.10. Accounts. The Note Accounts shall have been established and in accordance with the Indenture. The balance of the Reserve Account shall, immediately after the issuance of the Notes on the Note Initial Increase Date or any Note Balance Increase Date, equal the Required Cash Reserve Account Amount.

Section 3.11. [Reserved].

Section 3.12. Other Documents. The Issuer shall have furnished to the Administrative Agent such other information, certificates, documents and opinions of counsel as the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Primary Note Purchaser confirms that the requirements of this Section 3.12 have been satisfied as of the Effective Date and further document requests, if any, prior to the 2017 Warehouse Funding Date will not be subject to this Section 3.12 in the absence of an event constituting an Adverse Effect under clause (a) or (b) under the definition thereof.

Section 3.13. Conditions. The commitment of the Primary Note Purchaser under any Commitment Letter and the election of each other Purchaser to fund any Note Balance Increase shall be subject to the conditions precedent that, on the date of such funding, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true or the associated condition shall have been waived:

(a) the Note Balance after giving effect to the requested Note Balance Increase shall not exceed the Note Maximum Balance (or the Note Maximum Balance is increased in accordance with the definition thereof and the Indenture) and the Target Overcollateralization Amount is met;

(b) the representations and warranties made by the Seller, the Depositor, the Servicer, the Issuer, and the Sponsor in the Transaction Documents to which it is a party shall be true and correct in all material respects as of the applicable Note Balance Increase Date as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier day);

(c) the Issuer, the Depositor, the Seller, and the Servicer are in compliance in all material respects with their respective obligations under the Transaction Documents;

(d) no Event of Default, Servicer Default, Unmatured Event of Default, or Unmatured Servicer Default (in the case of an Unmatured Event of Default or Unmatured Servicer Default, only to the extent that the Issuer, the Depositor or the Servicer has actual knowledge thereof) shall have occurred and be continuing or shall occur as a result of such Note Balance Increase; and

(e) the Issuer shall have delivered a Note Balance Increase Notice pursuant to Section 2.08 of the Indenture or other Officer’s Certificate to the Primary Note Purchaser, the Administrative Agent, the Indenture Trustee and the Servicer, which Note Balance Increase Notice or Officer’s Certificate, as applicable, shall certify that all conditions precedent to such Note Balance Increase have been, or on or prior to the applicable Note Balance Increase Date will be, satisfied.

(f) [Reserved].

Section 3.14. [Reserved].

Section 3.15. Due Diligence. The Administrative Agent and each Purchaser shall each have completed its diligence on the Issuer, the Servicer, the Depositor, the Seller and the Receivables to its satisfaction. The Primary Note Purchaser confirms that the requirements of this Section 3.15 have been satisfied as of the Effective Date.

Section 3.16. Collateral. The Collateral pool satisfies the Initial Pool Criteria and each Receivable, other than any 2017-B Ineligible Receivables, in such Collateral pool is an Eligible Receivable as of the applicable Cut-Off Date.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby makes the following representations and warranties by its execution of a Note Initial Increase Notice, as of the Note Initial Increase Date and, by its execution of a Note Balance Increase Notice, as of each Note Balance Increase Date.

Section 4.01. Issuer’s Organization. The Issuer is validly formed and existing and in good standing as a limited liability company under the laws of the State of Delaware. The Issuer is not in violation of its certificate of formation or limited liability company operating agreement.

Section 4.02. Power and Authority. The Issuer has all requisite limited liability company power and authority (i) to own its properties and conduct its business as presently owned or conducted and (ii) to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

Section 4.03. Qualification. The Issuer is duly qualified to do business and in receipt of all necessary licenses and approvals in each jurisdiction where the failure to be so qualified, licensed or approved could reasonably be expected to have an Adverse Effect.

Section 4.04. Issuer’s Authorization and Execution of Transaction Documents. The execution and delivery by the Issuer of each of the Transaction Documents to which it is a party, and the performance of its obligations thereunder, including, without limitation, the issuance of the Notes, have been duly and validly authorized by all necessary limited liability company action or proceedings.

Section 4.05. Enforceability. Each of the Transaction Documents to which the Issuer is a party constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

Section 4.06. No Conflicts. Neither the execution and delivery by the Issuer of each of the Transaction Documents to which it is a party, nor the performance of its obligations thereunder, conflicts with or violates or results in a breach of any of the provisions of, or constitutes a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which the Issuer or any of its property is bound, which conflict, violation or default could reasonably be expected to have an Adverse Effect.

Section 4.07. No Litigation. There are no legal or administrative proceedings or investigations pending or, to the best of the Issuer’s knowledge, threatened, against the Issuer by any Governmental Authority or body or any arbitrator with respect to the Issuer, the Transaction Documents or any of the transactions contemplated in the Transaction Documents.

Section 4.08. No Consents. No approval, authorization, declaration or consent of, or registration with, any Governmental Authority, other than those approvals, authorizations, declarations, consents or registrations received or completed as of such date, is necessary for the execution or delivery by the Issuer of any of the Transaction Documents to which it is a party, or the performance of its obligations thereunder, other than any such approval, authorization, declaration, consent or registration which the failure to receive or complete could not reasonably be expected to have an Adverse Effect.

Section 4.09. Trust Indenture Act; Investment Company Act. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Issuer is not required to be registered under the Investment Company Act.

Section 4.10. Holder of Title. The Trust Certificate and other assets comprising the Trust Estate have been pledged to the Indenture Trustee, for the benefit of the Indenture Trustee and the Noteholders, free and clear of any Lien arising through or under the Issuer on the Trust Estate and each Receivable is free and clear of any Lien arising by or through the Receivables Trust.

Section 4.11. Notes Issued and Outstanding. As of the Note Initial Increase Date and any Note Balance Increase Date, the Notes will have been duly and validly authorized. The Notes, when validly authenticated, issued and delivered by the Indenture Trustee in accordance with the Indenture and sold to the Purchasers as provided herein, will be validly issued and outstanding and entitled to the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.

Section 4.12. No Registration. Assuming the accuracy of the representations and warranties of the Purchasers under this Agreement and the Indenture, the issuance and sale of the Notes on the Note Initial Increase Date and any Note Balance Increase Date is exempt from the registration requirements of the Securities Act.

Section 4.13. Tax Status. Since formation the Issuer has not been treated as an entity separate from its owner for U.S. federal income tax purposes and has not made any tax election (e.g. pursuant to U.S. Treasury Regulation § 301.7701-3) to be classified as an entity taxable as a corporation. The Issuer has timely filed all tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns. As of the date hereof, there is no unresolved claim by a taxing authority concerning its tax liability for any period for which returns have been filed or were due, other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP

Section 4.14. Accuracy of Information. No written information furnished by the Issuer or any of its agents or representatives to the Purchasers or the Administrative Agent for purposes of or in connection with this Agreement, including, without limitation, any information relating to the Notes, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading, in each case as of the date such information was stated or certified and as of the date such information was delivered by the Issuer or any of its agents or representatives to the Purchasers or the Administrative Agent.

Article V

COVENANTS OF THE ISSUER

The Issuer hereby makes each of the following covenants and agreements for so long as any amount of the Notes shall be outstanding or any monetary obligation arising hereunder is owing and shall remain unpaid, unless the Required Noteholders shall otherwise consent in writing.

Section 5.01. The Issuer’s Existence; Conduct of Business. The Issuer will preserve and maintain its existence as a limited liability company duly formed and existing under the laws of the State of Delaware. The Issuer will do all things necessary to remain duly formed, validly existing and in good standing under its jurisdiction of formation and to remain qualified to do business, and maintain all requisite authority to conduct its business, in each jurisdiction in which its business is presently conducted and where the failure to be so qualified, licensed or approved could reasonably be expected to have an Adverse Effect.

Section 5.02. Performance of Agreements. The Issuer shall perform on a timely basis each of its respective agreements, warranties and indemnities under, and comply in all material respects with each of the respective terms and provisions applicable to it in, the Indenture and each other Transaction Document to which it is a party.

Section 5.03. Event of Default. The Issuer shall furnish to each Owner, promptly after the occurrence of any Event of Default, a certificate of an appropriate officer of the Issuer setting forth the circumstances of such Event of Default, whether or not waived, and any action taken or proposed to be taken by or on behalf of the Issuer with respect thereto.

Section 5.04. Copies of Documents; Information. If not already provided, the Issuer shall promptly furnish to the Administrative Agent (i) a copy of each certificate, report, statement, notice or other communication furnished by it or on its behalf to the Depositor, any Seller or the Servicer concurrently therewith and furnish to the Administrative Agent promptly after receipt thereof a copy of each notice, demand or other communication received by it or on its behalf pursuant to this Agreement or any other Transaction Document, and (ii) such other information, documents, records or reports respecting the Receivables, the Issuer, the Depositor, any Seller or the Servicer which is in its possession or under its control, as the Administrative Agent may from time to time reasonably request.

Section 5.05. Limitation on Indebtedness. The Issuer shall not (a) create, incur, assume or suffer to exist any indebtedness, except (i) obligations incurred or owing to the Administrative Agent or the Purchasers under this Agreement, (ii) liabilities contemplated by the other Transaction Documents and any other documents and agreements entered into in connection therewith and (iii) other indebtedness in an aggregate principal amount not to exceed $25,000 at any time outstanding or (b) guarantee indebtedness and other liabilities and obligations of any Person other than as contemplated by the Transaction Documents.

Section 5.06. Limitation on Liens. It shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign or otherwise convey or encumber any existing or future right to receive any income or payments, except for (i) Liens created pursuant to this Agreement or the other Transaction Documents, (ii) judgment liens in respect of judgments that do not constitute an Event of Default and (iii) liens of banks and securities intermediaries arising in the ordinary course of business.

Section 5.07. Fundamental Changes. Except as contemplated by this Agreement and the other Transaction Documents, it shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets outside the ordinary course of its business.

Section 5.08. Other Actions. The Issuer shall execute and deliver to the Administrative Agent all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Administrative Agent to enable the Administrative Agent to exercise and enforce its rights under this Agreement and the other Transaction Documents and to realize thereon, and shall record and file and re-record and re-file all such documents and instruments, at such time or times, in such manner and at such place or places, as may be necessary or reasonably required by the Administrative Agent to validate, preserve, perfect and protect the position of the Purchasers under this Agreement and the other Transaction Documents or to more fully effect the purposes of this Agreement.

Section 5.09. Tax Status. The Issuer shall not take (or permit any other Person to take) any action that could (or could reasonably be expected to) cause the Issuer to be classified as other than a disregarded entity within the meaning of U.S. Treasury Regulation § 301.7701-3. The Issuer shall timely file all tax returns which are required to be filed by it and shall pay all taxes due pursuant to such returns.

Section 5.10. Cooperation Regarding Ratings. The Issuer agrees to take such action and furnish such documents as the Administrative Agent may reasonably request in connection with the maintenance of any ratings, and the Issuer shall use commercially reasonable efforts to furnish such documents and take any such other action, in each case, to the extent the Notes are rated by any Rating Agency; provided that the Issuer or its Affiliates shall not be required to engage any Rating Agency in connection with the Notes or incur any out-of-pocket expenses with respect to any Rating Agency rating the Notes unless the Administrative Agent directs the Issuer to undertake such engagement and agrees to reimburse the Issuer, Depositor and Servicer for all expenses related thereto.

Section 5.11. Ratings. To the extent that any rating provided with respect to any commercial paper notes issued by any Conduit by any rating agency is conditional upon the furnishing of documents or the taking of any other action by the Issuer in connection with the transactions contemplated by this Agreement, the Issuer shall use all commercially reasonable efforts to furnish such documents and take any such other action.

Section 5.12. Amendment of Transaction Documents. The Issuer shall not amend or modify any Transaction Document or waive any term thereof without the express written consent of the Administrative Agent and the Required Noteholders.

Section 5.13. Back-up Servicing Agreement and Cap Condition. On the date that is thirty (30) days after the 2017 Reversion Date, the Issuer shall cause the Back-up Servicing Agreement to be in full force and effect and the Cap Condition to be satisfied.

Article VI

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AND THE SPONSOR

The Depositor (or, with respect to Section 6.13, the Sponsor) hereby makes the following representations and warranties to the Purchasers and the Administrative Agent as of the Note Initial Increase Date, as of any Note Balance Increase Date and as of each sale of Receivables under the Second Receivables Purchase Agreement.

Section 6.01. Depositor’s Organization. The Depositor is validly formed and existing and in good standing as a limited liability company under the laws of the State of Delaware. The Depositor is not in violation of its certificate of formation or its limited liability company agreement.

Section 6.02. Power and Authority. The Depositor has all requisite limited liability company power and authority (i) to own its properties and conduct its business as presently owned or conducted and (ii) to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

Section 6.03. Qualification. The Depositor is duly qualified to do business and in receipt of all necessary licenses and approvals in each jurisdiction where the failure to be so qualified, licensed or approved could reasonably be expected to have an Adverse Effect.

Section 6.04. Depositor’s Authorization and Execution of Transaction Documents. The execution and delivery by the Depositor of each of the Transaction Documents to which it is a party, and the performance of its obligations thereunder, have been duly and validly authorized by all necessary limited liability company action or proceedings.

Section 6.05. Enforceability. Each of the Transaction Documents to which the Depositor is a party constitute the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

Section 6.06. No Conflicts. Neither the execution and delivery by the Depositor of each of the Transaction Documents to which it is a party, nor the performance of its obligations thereunder, conflicts with or violates or results in a breach of any of the provisions of, or constitutes a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor or any of its property is bound, which conflict, violation or default could reasonably be expected to have an Adverse Effect.

Section 6.07. No Litigation. Except as otherwise disclosed by Conn Appliances, Inc. or the Depositor on or before the Effective Date, there are no legal or administrative proceedings or investigations pending or, to the best of the Depositor’s knowledge, threatened, against it by any Governmental Authority or body or any arbitrator with respect to the Depositor, the Transaction Documents or any of the transactions contemplated in the Transaction Documents which could reasonably be expected to have an Adverse Effect.

Section 6.08. No Consents. No approval, authorization, declaration or consent of, or registration with, any Governmental Authority, other than those approvals, authorizations, declarations, consents or registrations received or completed as of such date, is necessary for the execution or delivery by the Depositor of any of the Transaction Documents to which it is a party, or the performance of its obligations thereunder.

Section 6.09. Investment Company Act. The Depositor is not required to be registered under the Investment Company Act.

Section 6.10. Conveyance of Receivables. The Receivables have been transferred to the Receivables Trust free and clear of any Lien arising by or through the Depositor.

Section 6.11. [Reserved].

Section 6.12. Written Information. No written information furnished by the Depositor or any of its agents or representatives to the Purchasers or the Administrative Agent for purposes of or in connection with this Agreement, including, without limitation, any information relating to the Notes, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading, in each case as of the date such information was stated or certified and as of the date such information was delivered by the Depositor or any of its agents or representatives to the Purchasers or the Administrative Agent.

Section 6.13. Compliance with Credit Risk Retention Rules. The Sponsor has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the Credit Risk Retention Rules, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more Majority-Owned Affiliates. The Sponsor or one or more of its Majority-Owned Affiliates holds an Eligible Horizontal Residual Interest equal to at least 5% of the fair value of all the ABS Interests issued as part of the transactions contemplated by the Transaction Documents, determined as of the Note Initial Increase Date and any Note Balance Increase Date using a fair value measurement framework under United States generally accepted accounting principles (such interest, the “Retained Interest”). The Sponsor has determined such fair value of the Retained Interest based on its own valuation methodology, inputs and assumptions and is solely responsible therefor. For the avoidance of doubt, the foregoing representation is not an argument or an admission that any Note Initial Increase or Note Balance Increase, as applicable, is a securitization transaction subject to the Credit Risk Retention Rules.

Article VII

COVENANTS OF THE DEPOSITOR AND THE SPONSOR

The Depositor (or, with respect to Section 7.13, the Sponsor) hereby makes the following covenants and agreements for so long as any amount of the Notes shall be outstanding or any monetary obligation arising hereunder is owing and shall remain unpaid, unless the Required Noteholders shall otherwise consent in writing.

Section 7.01. The Depositor’s Existence; Conduct of Business. The Depositor will preserve and maintain its existence as a limited liability company duly formed and existing under the laws of the State of Delaware. The Depositor will do all things necessary to remain duly formed, validly existing and in good standing under its jurisdiction of formation and to remain qualified to do business, and maintain all requisite authority to conduct its business, in each jurisdiction in which its business is presently conducted and where the failure to be so qualified, licensed or approved could reasonably be expected to have an Adverse Effect.

Section 7.02. Performance of Agreements. The Depositor will perform on a timely basis each of its respective agreements, warranties and indemnities under, and comply in all material respects with each of the respective terms and provisions applicable to it in and each Transaction Document to which it is a party.

Section 7.03. Event of Default. The Depositor will furnish to each Owner, promptly after the occurrence of, any Event of Default, a certificate of an appropriate officer of the Depositor setting forth the circumstances of such Event of Default, whether or not waived, and any action taken or proposed to be taken by or on behalf of the Depositor with respect thereto.

Section 7.04. Copies of Documents; Information. If not already provided, the Depositor shall promptly furnish to the Administrative Agent (i) a copy of each certificate, report, statement, notice or other communication furnished by it or on its behalf to the Issuer, any Seller or the Servicer concurrently therewith and furnish to the Administrative Agent promptly after receipt thereof a copy of each notice, demand or other communication received by it or on its behalf pursuant to this Agreement or any other Transaction Document, and (ii) such other information, documents, records or reports respecting the Receivables, the Depositor, the Issuer, any Seller or the Servicer which is in its possession or under its control, as the Administrative Agent may from time to time reasonably request.

Section 7.05. Limitation on Indebtedness. The Depositor shall not (a) create, incur, assume or suffer to exist any indebtedness, except (i) obligations incurred or owing to the Administrative Agent or the Purchasers under this Agreement, (ii) liabilities contemplated by the other Transaction Documents and any other documents and agreements entered into in connection therewith, (iii) other indebtedness in an aggregate principal amount not to exceed $25,000 at any time outstanding or (iv) indebtedness incurred pursuant to a Permitted ABS Transaction, or (b) guarantee indebtedness and other liabilities and obligations of any Person other than as contemplated by the Transaction Documents or any Permitted ABS Transaction.

Section 7.06. Limitation on Liens. It shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign or otherwise convey or encumber any existing or future right to receive any income or payments, except for (i) Liens created pursuant to this Agreement or the other Transaction Documents, (ii) judgment liens in respect of judgments that do not constitute an Event of Default, (iii) liens of banks and securities intermediaries arising in the ordinary course of business, and (iv) Liens pursuant to any other Permitted ABS Transaction.

Section 7.07. Fundamental Changes. Except as contemplated by this Agreement and the other Transaction Documents, it shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets outside the ordinary course of its business.

Section 7.08. Other Actions. Execute and deliver to the Administrative Agent all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Administrative Agent to enable the Administrative Agent to exercise and enforce its rights under this Agreement and the other Transaction Documents and to realize thereon, and shall record and file and re-record and re-file all such documents and instruments, at such time or times, in such manner and at such place or places, as may be necessary or reasonably required by the Administrative Agent to validate, preserve, perfect and protect the position of the Purchasers under this Agreement and the other Transaction Documents or to more fully effect the purposes of this Agreement.

Section 7.09. Ratings. To the extent that any rating provided with respect to any commercial paper notes issued by any Conduit by any rating agency is conditional upon the furnishing of documents or the taking of any other action by the Depositor in connection with the transactions contemplated by this Agreement, the Depositor shall use all commercially reasonable efforts to furnish such documents and take any such other action.

Section 7.10. Inspection of Depositor. The Depositor will permit the Administrative Agent or its agents or representatives (including any independent public accounting firm or other third-party auditors), at the sole cost and expense of the Depositor (up to an amount equal to $40,000 per annum, with the sum of all amounts payable by the Servicer and the Depositor in accordance with this Section 7.10 and Section 9.05 not to exceed $40,000 per annum), in the aggregate collectively for the inspection of the Depositor under this Section 7.10 and the Servicer under Section 9.05, to visit the offices the Depositor to examine all books, records and documents (including computer tapes and disks) relating to, and conduct an audit with respect to, the Notes. If the Administrative Agent elects to visit the offices of the Depositor pursuant to the foregoing sentence, the Depositor, on at least thirty (30) days’ prior written notice to the Administrative Agent, shall establish a date for one such visit per calendar year which may coincide with visits by counterparties on other financing transactions involving affiliates of the Depositor and which shall coincide with any visit pursuant to Section 9.05 hereof; provided, that if additional visits are required for the Administrative Agent to verify or follow-up on results of such annual audit, such additional visits will not constitute additional visits but will be deemed to be part of the annual visit. In addition, if an Event of Default has occurred and is continuing, the Administrative Agent may, upon reasonable notice, make as many such visits as required in any calendar year at the sole cost and expense of the Depositor (without any cap on expenses). Nothing in this Section shall derogate from the obligation of the Issuer, the Depositor or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Receivables Obligors and the failure of the Depositor to provide access as provided in this Section as a result of any such obligation shall not constitute a breach of this Section. For the avoidance of doubt any recovery of audit expenses shall also constitute a recovery for purpose of Section 9.05 hereof.

Section 7.11. Cooperation Regarding Ratings. The Depositor agrees to take such action and furnish such documents as the Administrative Agent may reasonably request in connection with the obtaining or maintenance of ratings in respect of the Notes, and the Depositor shall use commercially reasonable efforts to furnish such documents and take any such other action; provided that the Depositor or its Affiliates shall not be required to engage any Rating Agency in connection with the Notes or incur any out-of-pocket expenses with respect to any Rating Agency rating the Notes unless the Administrative Agent directs the Issuer to undertake such engagement and agrees to reimburse the Issuer, Depositor and Servicer for all expenses related thereto.

Section 7.12. Amendment of Transaction Documents. The Depositor shall not amend or modify any Transaction Document or waive any term thereof, without the express written consent of the Administrative Agent and the Required Noteholders.

Section 7.13. Compliance with Credit Risk Retention Rules. The Sponsor or (to the extent permitted by the Credit Risk Retention Rules) one or more Majority-Owned Affiliates will continue to comply with all requirements imposed on the “sponsor of a securitization transaction” by the Credit Risk Retention Rules for so long as those requirements are applicable, including (i) holding the Retained Interest for the duration required in the Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of the Retained Interest, and (ii) retaining more or additional ABS Interests in connection with any Note Balance Increase, in which case such additional ABS Interests also will be deemed to be Retained Interests hereunder. The Sponsor is and will be solely responsible for compliance with the disclosure requirements of the Credit Risk Retention Rules, including the contents of all such disclosures, ensuring that the required pre-sale disclosures were made to Purchasers, ensuring that any required post-closing disclosures are provided to Purchasers, and ensuring that all pre-sale and post-closing disclosures required in connection with a Note Balance Increase are provided to Note Holders, in each case timely and by an appropriate method that does not require any involvement of the Primary Note Purchaser or the Administrative Agent. To the extent that an Eligible Horizontal Residual Interest is retained as a Retained Interest in connection with any Note Balance Increase, the Sponsor will determine such fair value of the Retained Interest based on its own valuation methodology, inputs and assumptions and will be solely responsible therefor. For the avoidance of doubt, the foregoing covenant is not an argument or an admission that any Note Initial Increase or Note Balance Increase, as applicable, is a securitization transaction subject to the Credit Risk Retention Rules.

Article VIII

REPRESENTATIONS AND WARRANTIES OF THE SERVICER

The Servicer hereby makes the following representations and warranties to the Purchasers and the Administrative Agent, as of the Note Initial Increase Date, as of any Note Balance Increase Date and as of each sale of Receivables under the Second Receivables Purchase Agreement.

Section 8.01. Servicer’s Organization. The Servicer is validly incorporated and existing and in good standing as a corporation under the laws of the State of Texas. The Servicer is not in violation of its certification of incorporation or by-laws.

Section 8.02. Power and Authority. The Servicer has all requisite limited liability company power and authority (i) to own its properties and conduct its business as presently owned or conducted and (ii) to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

Section 8.03. Qualification. The Servicer is duly qualified to do business and in receipt of all necessary licenses and approvals in each jurisdiction where the failure to be so qualified, licensed or approved could reasonably be expected to have an Adverse Effect.

Section 8.04. Servicer’s Authorization and Execution of Transaction Documents. The execution and delivery by the Servicer of each of the Transaction Documents to which it is a party, and the performance of its obligations thereunder, have been duly and validly authorized by all necessary limited liability company action or proceedings.

Section 8.05. Enforceability. Each of the Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

Section 8.06. No Conflicts. Neither the execution and delivery by the Servicer of each of the Transaction Documents to which it is a party, nor the performance of its obligations thereunder, conflicts with or violates or results in a breach of any of the provisions of, or constitutes a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer or any of its property is bound, which conflict, violation or default could reasonably be expected to have an Adverse Effect.

Section 8.07. No Litigation. There are no legal or administrative proceedings or investigations pending or, to the best of the Servicer’s knowledge, threatened, against it by any Governmental Authority or body or any arbitrator with respect to the Servicer (except as otherwise disclosed by Conn Appliances, Inc. on or before the Effective Date), the Transaction Documents or any of the transactions contemplated in the Transaction Documents which could reasonably be expected to have an Adverse Effect.

Section 8.08. No Consents. No approval, authorization, declaration or consent of, or registration with, any Governmental Authority, other than those approvals, authorizations, declarations, consents or registrations received or completed as of the Closing Date, is necessary for the execution or delivery by the Servicer of any of the Transaction Documents to which it is a party, or the performance of its obligations thereunder, other than any such approval, declaration, consent or registration which the failure to receive or complete could not reasonably be expected to have an Adverse Effect.

Section 8.09. Accuracy of Information. No written information furnished by the Servicer or any of its Affiliates, agents or representatives to the Purchasers or the Administrative Agent for purposes of or in connection with this Agreement, including, without limitation, any information relating to the Notes, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading, in each case as of the date such information was stated or certified and as of the date such information was delivered by the Issuer or any of its Affiliates, agents or representatives to the Purchasers or the Administrative Agent.

Article IX

COVENANTS OF THE SERVICER

The Servicer hereby makes the following covenants and agreements for so long as any amount of the Notes shall be outstanding or any monetary obligation arising hereunder is owing and shall remain unpaid, unless the Required Noteholders shall otherwise consent in writing.

Section 9.01. Performance of Agreements. The Servicer will perform on a timely basis each of its respective agreements, warranties and indemnities under, and comply in all material respects with each of the respective terms and provisions applicable to it in, the Indenture and each other Transaction Document to which it is a party.

Section 9.02. [Reserved].

Section 9.03. Copies of Documents; Information. If not already provided, the Servicer shall promptly furnish to the Administrative Agent (i) a copy of each certificate, report, statement, notice or other communication furnished by it or on its behalf to the Issuer, any Seller or the Depositor concurrently therewith and furnish to the Administrative Agent promptly after receipt thereof a copy of each notice, demand or other communication received by it or on its behalf pursuant to this Agreement or any other Transaction Document, and (ii) such other information, documents, records or reports respecting the Receivables, the Issuer, the Depositor, any Seller or the Servicer which is in its possession or under its control, as the Administrative Agent may from time to time reasonably request.

Section 9.04. Ratings. To the extent that any rating provided with respect to any commercial paper notes issued by any Conduit by any rating agency is conditional upon the furnishing of documents or the taking of any other action by the Servicer in connection with the transactions contemplated by this Agreement, the Servicer shall use all commercially reasonable efforts to furnish such documents and take any such other action.

Section 9.05. Inspection of Servicer. The Servicer will permit the Administrative Agent or its agents or representatives (including any independent public accounting firm or other third party auditors), at the sole cost and expense of the Servicer (up to an amount equal to $40,000 per annum, with the sum of all amounts payable by the Servicer and the Depositor in accordance with this Section 9.05 and Section 7.10 not to exceed $40,000 per annum), in the aggregate collectively with respect to the inspection of the Depositor under Section 7.10 and the Servicer under Section 9.05, to visit the offices the Servicer to examine all books, records and documents (including computer tapes and disks) relating to, and conduct an audit with respect to, the Notes. If the Administrative Agent elects to visit the offices of the Servicer pursuant to the foregoing sentence, the Servicer, on at least thirty (30) days’ prior written notice to the Administrative Agent, shall establish a date for one such visit per calendar year which may coincide with visits by counterparties on other financing transactions involving affiliates of the Servicer and which shall coincide with any visit pursuant to Section 7.10 hereof; provided, that if additional visits are required for the Administrative Agent to verify or follow-up on results of such annual audit, such additional visits will not constitute additional visits but will be deemed to be part of the annual visit. In addition, if a Servicer Default or an Event of Default has occurred and is continuing, the Administrative Agent may, upon reasonable notice, make as many such visits as required in any calendar year at the sole cost and expense of the Servicer (without any cap on expenses). Nothing in this Section shall derogate from the obligation of the Issuer, the Depositor or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Receivables Obligors and the failure of the Servicer to provide access as provided in this Section as a result of any such obligation shall not constitute a breach of this Section. For the avoidance of doubt any recovery of audit expenses shall also constitute a recovery for purpose of Section 7.10 hereof.

Section 9.06. Agreed Upon Procedures Report. On or before April 30th each year beginning April 30, 2018, the Servicer shall deliver or cause to be delivered, at the cost of the Servicer (up to an amount equal to $50,000 per annum, with the sum of all amounts payable by the Servicer and the Depositor in accordance with this Section 9.06, Section 7.10 and Section 9.05 not to exceed $90,000 per annum), to the Administrative Agent, a written report demonstrating the result of certain agreed upon procedures, the scope of which is described on Exhibit B attached hereto, performed by an independent audit and consulting firm specializing in securitization transactions selected by the Servicer and reasonably acceptable to the Administrative Agent.

Section 9.07. Cooperation Regarding Ratings. The Servicer agrees to take such action and furnish such documents as the Administrative Agent may reasonably request in connection with any attempt to rate the Notes, and the Servicer shall use commercially reasonable efforts to furnish such documents and take any such other action; provided that the Servicer or its Affiliates shall not be required to engage any Rating Agency in connection with the Notes or incur any out-of-pocket expenses with respect to any Rating Agency rating the Notes unless the Administrative Agent directs the Issuer to undertake such engagement and agrees to reimburse the Issuer, Depositor and Servicer for all expenses related thereto.

Section 9.08. Amendment of Transaction Documents. The Servicer shall not amend or modify any Transaction Document or waive any term thereof without the express written consent of the Administrative Agent and the Required Noteholders.

Article X

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser party hereto on the Note Initial Increase Date and each Note Balance Increase Date, as to itself only, represents and warrants to the Issuer, the Servicer, the Sponsor, and the Depositor that:

Section 10.01. Due Authorization. Such Purchaser is duly authorized to enter into and perform this Agreement and has duly executed and delivered this Agreement;

Section 10.02. [Reserved].

Section 10.03. Not for Distribution. Each Purchaser is purchasing its interest in the Notes to be purchased by it solely for its own account as principal and not as nominee or agent for any other person, for investment and not with a view to, or for offer or sale in connection with, any distribution (within the meaning of the Securities Act) or fractionalization thereof or with any intention of distributing or reselling its interest in the Notes or any part thereof, without prejudice, however, to the disposition of its property being at all times within its control.

Section 10.04. Acknowledgments. It acknowledges that it has been advised by the Issuer, and hereby agrees, that: (i) the Notes have not been registered under the Securities Act and, therefore, cannot be sold unless they are (x) registered under the Securities Act or are sold pursuant to an exemption from the registration provisions of the Securities Act and (y) sold in compliance with any applicable state securities or “Blue Sky” laws, (ii) a legend (as set forth in Exhibit A to the Indenture) as to such restrictions on transfer will be placed on the Notes, and (iii) it may be necessary for it to hold the Notes indefinitely and to continue to bear the economic risk of the investment in the Notes unless the Notes are subsequently registered under the Securities Act or exemptions from registration under the Securities Act and any applicable state securities or “Blue Sky” laws are available. It acknowledges that it has no right to require the Issuer, the Depositor or any affiliate thereof to register under the Securities Act or any other securities law any Note in which an interest is to be acquired by it pursuant to this Agreement.

Section 10.05. Evaluation of Transaction. It is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Notes. It fully understands its investment in the Notes and the limitations on transfer described in this Agreement and the Indenture. It is able to bear the economic risk of its investment in the Notes and is currently able to afford the complete loss of such investment.

Section 10.06. Accredited Investor. It is an “accredited investor” as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act.

Section 10.07. Information. It has received the copies of the Transaction Documents, and it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Issuer, the Servicer, and the Depositor with respect to the Issuer, the Notes, the Transaction Documents, the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes, and (ii) to obtain such additional information and documents which the Issuer, the Servicer, or the Depositor possess or can acquire without unreasonable effort or expense that are necessary to make the decision whether to invest in the Notes. It acknowledges that it has received from the Issuer, the Servicer and the Depositor the information requested by it with respect to the Notes and the assets of the Issuer.

Section 10.08. Reliance upon Purchasers’ Representations. It understands that the Issuer, the Servicer, and the Depositor and their respective counsel will rely upon the accuracy and truthfulness of the foregoing representations, and it hereby consents to such reliance.

Section 10.09. Transfer Restrictions. It understands, and agrees to comply with, the restrictions on the transfer of the Notes set forth in the Indenture and this Agreement, and it will sell its interest in such Notes only in compliance with such restrictions.

Article XI

MISCELLANEOUS

Section 11.01. Term; Amendments.

(a) This Agreement and any related Fee Letter shall continue in full force and effect from the Note Initial Increase Date or Note Balance Increase Date to the earlier of (i) the first day on or after the Maturity Date on which all amounts due and owing to the Purchasers and the Indemnified Parties under this Agreement and the other Transaction Documents have been indefeasibly paid in full and (ii) the day on which each of the parties hereto agrees in writing that this Agreement shall be terminated.

(b) No consent given pursuant to this Agreement or the Fee Letter nor any amendment, supplement, waiver or other modification (each, a “Modification”) of any provision of this Agreement or the Fee Letter shall in any event be effective unless such Modification shall be in writing and signed by the Issuer, the Servicer and the Administrative Agent.

Section 11.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 11.03. Submission to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

Section 11.04. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, OR RELATING TO AN INCIDENT TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

Section 11.05. No Waiver. Neither any failure nor any delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

Section 11.06. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 11.07. Assignments and Participations.

(a) In General. This Agreement shall be binding upon, and inure to the benefit of, the Purchasers, the Indemnified Parties, the Administrative Agent, the Servicer, the Depositor and the Issuer and their respective successors and permitted assigns, subject to the further provisions of this Section 11.07. Each Purchaser agrees that the Notes purchased by such Purchaser pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and that such Purchaser will not offer or sell or otherwise dispose of the Notes so acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any other applicable state or other securities laws. Each Purchaser acknowledges and agrees that (i) it has no right to require the Issuer or the Indenture Trustee to register under the Securities Act or any other securities law the Notes to be acquired by the Purchaser pursuant to this Agreement and (ii) the sale of the Notes is not being made by means of a private placement memorandum. Each Purchaser hereby confirms and agrees that in connection with any syndication by it of an interest in the Notes, such Purchaser has not engaged in and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(b) Restrictions Upon Transfer Relating to the Notes.

(i) Subject to the transfer restrictions set forth in the Indenture, the Purchasers may at any time sell, assign or otherwise transfer all or a portion of its rights or delegate or otherwise transfer any of its obligations (including, without limitation, the Note) to the extent of such Purchaser’s rights and obligations (each, an “Assignment”), to any Permitted NPA Assignee; provided, that any Assignment shall be void unless such Assignee shall have entered into an Assignment and Assumption Agreement, with appropriate modifications, pursuant to which such Assignee has agreed in writing to assume the applicable obligations of the assignor under this Agreement. Each Assignee shall provide to the Issuer or its agent appropriately executed copies of the forms required by Section 2.08(b) hereof with respect to each such Assignee (A) prior to or promptly after any such assignment and (B) upon the occurrence of any event which would require the amendment or resubmission of any such form previously provided hereunder.

(ii) Subject to the Indenture, any Purchaser may at any time grant to any Participant participations in all or part of the payments due to it, and its rights under this Agreement, in a minimum amount of $1,000,000. The provisions of Sections 2.07 through 2.08 of this Agreement shall apply fully to any Participant; provided, that no Participant shall be entitled to receive any amount pursuant to such Sections in excess of the amount the participating Purchaser would be entitled to receive thereunder. In connection with any such transfer to a Participant, such Purchaser, at its sole discretion but subject to Section 11.15, shall be entitled to distribute to any Participant any information furnished to such Purchaser pursuant to this Agreement or the Indenture so long as the Participant holds a Participation or similar interest in the obligation due to such Purchaser in respect of the Purchaser’s respective Note. Each Purchaser hereby acknowledges and agrees that any such disposition will not alter or affect in any way whatsoever such Purchaser’s direct obligations hereunder and that neither the Issuer nor the Administrative Agent shall have any obligation to have any communication or relationship whatsoever with any Participant of such Purchaser in order to enforce the obligations of such Purchaser hereunder. Each Purchaser shall promptly notify the Issuer in writing of the identity and interest of each Participant upon any such disposition. Such Purchaser shall provide the Issuer or its agent, with respect to each Participant appropriately executed copies of the forms required by Section 2.08(b) hereof with respect to itself (including any amendments and resubmissions) (i) prior to or promptly after any such disposition and (ii) upon the occurrence of any event which would require the amendment or resubmission of any such form previously provided hereunder.

(c) Change of Investing Office. Any Purchaser or, subject to the provisions of this Section 11.07, any Participant shall have the option to change the office where its investment or participation in the Notes is maintained, provided that such Purchaser or such Participant shall have complied with the provisions of the Indenture and this Section 11.07, respectively, as such provisions relate to Taxes, and provided further that such Purchaser or such Participant shall not be entitled to any compensation otherwise payable under Section 2.07 or 2.08 hereof incurred as a result of such change in office (unless such change of office was required by applicable law).

(d) Pledge. Any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, its Note and any rights to payment of Yield) under this Agreement, and the foregoing provisions of this Section 11.07 shall not apply to any such pledge or grant of a security interest; provided, that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.

Section 11.08. Notices; Payments; Rating Agencies.

(a) All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including e-mail and facsimile communication) and mailed, facsimiled or delivered, as to each party hereto, (i) with respect to the Indenture Trustee or the Issuer, to the applicable address set forth in the Indenture, (ii) with respect to the Depositor or the Servicer, to the applicable address set forth in the Servicing Agreement and (iii) with respect to a Purchaser, to its address set forth on the signature pages hereto or in the applicable Assignment and Assumption Agreement, or at such other address as shall be designated by any such party in a written notice to the other parties hereto. All such notices and other communications shall be effective on receipt, addressed as aforesaid. Any party hereto may change the address to which notices to it are to be sent by notice given to the other parties hereto.

(b) Unless otherwise directed by any Noteholder, all payments to the Noteholders shall be made directly in immediately available funds in accordance with the wire instructions set forth on the signature pages hereto or in the applicable Assignment and Assumption Agreement.

(c) A copy of any notice required to be delivered to a Rating Agency (whether or not any Rating Agency is then rating the Notes) under this Agreement or any other Transaction Document shall be delivered to the Administrative Agent by the Person required to deliver such notice and, at any time when no Rating Agency is rating the Notes, the Administrative Agent shall have the right to consent to any action requiring satisfaction of the Rating Agency Notice Requirement.

Section 11.09. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

Section 11.10. Exclusive Benefit. The rights and remedies of the Purchasers specified herein are for the sole and exclusive benefit, use and protection of the Purchasers, and the Purchasers are entitled, but shall have no duty or obligation to the Issuer, the Indenture Trustee or otherwise, to exercise or to refrain from exercising any right or remedy reserved to the Purchasers hereunder or cause the Indenture Trustee or any other party to exercise or to refrain from exercising any right or remedy available to it.

Section 11.11. Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

Section 11.12. Entire Agreement. This Agreement (including the provisions of the other Transaction Documents and the Definitions Schedule which are incorporated by reference herein) constitutes the entire agreement between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.13. Headings. Article, Section and subsection headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 11.14. Nonpetition Agreements; Limited Recourse.

(a) Notwithstanding any prior termination of this Agreement, each of the parties hereto covenants and agrees that it will not at any time prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of all outstanding commercial paper and similar debt issued by, or for the benefit of, a Purchaser that is a Conduit, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against a Purchaser that is a Conduit under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of a Purchaser or any substantial part of its property or ordering the winding up or liquidation of the affairs of such Purchaser.

(b) No recourse under any obligation, covenant or agreement of any Purchaser that is a Conduit contained in this Agreement, shall be had against any incorporator, stockholder, officer, director or employee of such Purchaser, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each such Purchaser, and that no personal liability whatever shall attach to or be incurred by the incorporators, stockholders, officers, directors or employees of any such Purchaser, or any of them under or by reason of any of the obligations, covenants or agreements of such Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any such Purchaser of any such obligations, covenants or agreements either at common law or at equity, or by statute or under any constitution, of such Purchaser and every such incorporator, stockholder, officer, or director is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement. Notwithstanding any provisions contained in this Agreement to the contrary, no Purchaser that is a Conduit shall have any obligation to pay any amounts owing under this Agreement unless and until such Purchaser has received such amounts pursuant to this Agreement or the Notes. The parties hereto hereby agree that no amount owing hereunder (other than principal and interest) shall constitute a claim (as defined in Section 101 or Title 11 of the United States Bankruptcy Code or any similar law in another jurisdiction) against any Purchaser that is a Conduit, and such Purchaser shall not be required to pay such amounts, unless such Purchaser has received cash pursuant to this Agreement or the Notes sufficient to pay such amounts, and such amounts are not necessary to pay outstanding indebtedness of such Purchaser.

(c) Notwithstanding any prior termination of this Agreement, the Servicer, the Depositor, the Issuer, the Administrative Agent, and each other Purchaser covenants and agrees that it shall not file, commence, join, or acquiesce in a petition or proceeding, or cause either the Depositor or the Issuer to file, commence, join, or acquiesce in a petition or proceeding, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the date the Notes (and, in the case of the Depositor, any indebtedness under any other Permitted ABS Transaction) are no longer Outstanding, that causes (i) either the Depositor or the Issuer to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for either the Depositor or the Issuer or any substantial part of its property.

(d) Notwithstanding anything to the contrary contained herein, no recourse under or with respect to any obligation, covenant or agreement of the Issuer as contained in this Agreement or any of the other Transaction Documents or any other agreement, instrument or document to which the Issuer is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Issuer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Issuer contained in this Agreement and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Issuer. Notwithstanding any provisions contained in this Agreement to the contrary, the Issuer shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Agreement other than in accordance with the order of priorities set forth in Section 8.06 of the Indenture. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended from time to time) against or obligation of the Issuer for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid.

(e) Notwithstanding anything to the contrary contained herein, no recourse under or with respect to any obligation, covenant or agreement of the Depositor as contained in this Agreement or any of the other Transaction Documents or any other agreement, instrument or document to which the Depositor is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Depositor by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Depositor contained in this Agreement and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Depositor.

(f) The parties hereto agree that the obligations under this Section 11.14 shall survive termination of this Agreement.

Section 11.15. Confidentiality.

(a) The Issuer shall not, and shall not permit its Affiliates to, disclose, and shall cause its employees and officers not to disclose, (i) the terms and conditions of the Fee Letter to anyone not a party hereto, (ii) any other nonpublic information with respect to the Purchasers and their respective businesses obtained by the Issuer or its Affiliates in connection with the structuring, negotiating and execution of the transactions contemplated herein or (iii) the terms and conditions of this Agreement to anyone other than a Purchaser or prospective Purchaser. Notwithstanding the preceding sentence, the Issuer and its Affiliates and its officers and employees may disclose such nonpublic information: (A) to the Issuer’s and such Affiliates’ officers, directors, employees, auditors and legal counsel; (B) as may be required, in the Issuer’s judgment, by any law, rule or regulation or by any direction, request or order of any judicial, administrative or regulatory authority or proceedings, provided that if the Issuer is required, in its reasonable judgment, to disclose any nonpublic information pursuant to any such law, rule or regulation, or is required to disclose such information pursuant to direction, request or order of any judicial, administrative or regulatory authority or proceedings (other than as a result of a regulator’s review of such Person’s files), the Issuer shall give each Purchaser prompt notice thereof to the extent permissible under the circumstances; (C) to any Rating Agency rating the Notes or any non-hired nationally recognized statistical rating organization that provides to the Issuer or its agent the certification required by subsection (e) of Rule 17g-5, and who agrees to keep such information confidential as contemplated by Rule 17g-5, by posting such confidential information to a password protected internet website accessible to each such nationally recognized statistical rating organization in connection with and subject to the terms of Rule 17g-5.

(b) The Administrative Agent and the Purchasers shall not disclose, and shall cause each of their respective employees and officers not to disclose, (i) the terms and conditions of the Fee Letter to anyone not a party hereto or (ii) any other nonpublic, confidential or proprietary information (the information described in the foregoing clauses (i) and (ii), “Confidential Information”) with respect to the business of the Issuer, the Depositor, the Servicer, the Sponsor, any Seller or any of their respective parent and subsidiary companies or their respective representatives and affiliates obtained in connection with the structuring, negotiating and execution of this Agreement and the Transaction Documents or performance of the transactions contemplated herein or therein. Notwithstanding the foregoing, the Administrative Agent and the Purchasers may disclose such Confidential Information: (A) to a Purchaser or the Administrative Agent, as the case may be; (B) to any prospective or actual assignee, participant or pledgee of a Purchaser or the Administrative Agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such prospective or actual assignee, participant or pledgee agrees to be bound by this Section and each such prospective assignee, participant or pledgee agrees to return or destroy such Confidential Information if it does not become an assignee, participant or pledgee; (C) to any rating agency rating the commercial paper notes of a Conduit or any non-hired nationally recognized statistical rating organization that provides to a Conduit or its agent the certification required by subsection (e) of Rule 17g-5, and who agrees to keep such information confidential as contemplated by Rule 17g-5, by posting such confidential information to a password protected internet website accessible to each such nationally recognized statistical rating organization in connection with and subject to the terms of Rule 17g-5, (D) pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), provided that if any Purchaser or the Administrative Agent is required, in its reasonable judgment, to disclose any Confidential Information pursuant to any such law, rule or regulation, or is required to disclose such information pursuant to direction, request or order of any judicial, administrative or regulatory authority or proceedings (other than as a result of a regulator’s review of such Person’s files), such Purchaser shall give the Issuer prompt notice thereof; (E) to any person in connection with the enforcement or defense of its rights and remedies contemplated by the Transaction Documents; or (F) to any Person acting as a placement agent, dealer or investor with respect to any commercial paper (provided that any Confidential Information provided to any such placement agent, dealer or investor does not reveal the identity of the Issuer or any of its Affiliates and is confined to information of the type that is typically provided to such entities by asset-backed commercial paper conduits).

(c) For purposes hereof, Confidential Information shall not include information that (i) was or becomes generally available to the public other than as a result of disclosure in breach of this Section; (ii) was or becomes available to a Purchaser on a nonconfidential basis from a source other than the Issuer or the Servicer or any of their respective affiliates, officers, directors, employees, agents or representatives, provided that such source is not, to the knowledge of such Purchaser after reasonable inquiry, itself bound by a confidentiality agreement with the Issuer, the Servicer or any affiliate thereof; (iii) was or becomes available to a Purchaser from the Issuer or the Servicer on a nonconfidential basis prior to its public disclosure by the Issuer or the Servicer; or (iv) was known to, or in the possession of, a Purchaser without any obligation of confidentiality prior to its disclosure by the Issuer.

(d) Notwithstanding any other provision herein, the Issuer (and its employees, representatives or other agents) may disclose the terms and conditions of this Agreement, provided such disclosure is not prohibited by clauses (a), (b) or (c) of this Section 11.15.

Section 11.16. Register.

(a) The Administrative Agent, acting solely for this purpose as an agent of the Issuer, shall maintain at one of its offices a register for the recordation of the names and addresses of the applicable Owners, and the principal amounts (and stated interest) of the Notes owing to, each Owner (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Issuer, the Administrative Agent and the Owners shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Issuer and any Owner, at any reasonable time and from time to time upon reasonable prior notice.

(b) Any Owner that that sells a participation or that makes an assignment under Section 11.07 shall, acting solely for this purpose as an agent of the applicable Issuer, maintain a Register of each Assignee and/or Participant; provided that no Owner shall have any obligation to disclose all or any portion of the Register (including the identity of any Participant or any information relating to a Participant’s interest in any Notes or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such interest or obligation that is treated as indebtedness for U.S. federal income tax purposes is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Register shall be conclusive absent manifest error.

Article XII

THE ADMINISTRATIVE AGENT

Section 12.01. Authorization and Action. Each Purchaser hereby designates and appoints Credit Suisse AG, New York Branch to act as its agent hereunder and under each other Transaction Document, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent. In performing their functions and duties hereunder and under the other Transaction Documents, the Administrative Agent shall act solely as agent for the Purchasers, and the Administrative Agent shall not be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of the Issuer’s successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of all Notes. Each Purchaser hereby authorizes the Administrative Agent to file each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

Section 12.02. Delegation of Duties. The Administrative Agent may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected and maintained by it with reasonable care.

Section 12.03. Exculpatory Provisions. None of the Administrative Agent or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Transaction Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Transaction Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article III, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Transaction Parties. The Administrative Agent shall not be deemed to have knowledge of any actual or potential Event of Default unless the Administrative Agent has received notice from Issuer or a Purchaser.

Section 12.04. Reliance by Agent.

(a) The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Issuer), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Noteholders or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Purchasers. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Noteholders or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

Section 12.05. Non-Reliance on Administrative Agent and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of any Transaction Party, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Purchaser represents and warrants to the Administrative Agent that it has and will, independently and without reliance upon the Administrative Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Issuer and the other Transaction Parties and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 12.06. Reimbursement and Indemnification. The Purchasers (other than any Purchasers who are Conduits) agree to reimburse and indemnify the Administrative Agent and its officers, directors, employees, representatives and agents ratably according to their ratable shares of the Note Balance (in the case of any reimbursement and indemnity obligations owing to the Administrative Agent), to the extent not paid or reimbursed by the Issuer, the Depositor or the Servicer (i) for any amounts for which the Administrative Agent, in its capacity as Administrative Agent, is entitled to reimbursement by the Issuer, the Depositor or the Servicer hereunder or under any other Transaction Document and (ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 12.07. Agents in their Individual Capacity. The Administrative Agent, and each of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Issuer or any Affiliate of Issuer as though it were not the Administrative Agent hereunder. With respect to the acquisition of interest in Notes pursuant to this Agreement, the Administrative Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Administrative Agent “Purchaser” and “Purchasers” shall include the Administrative Agent in its individual capacity.

Section 12.08. Successor Agent. The Administrative Agent may, upon five (5) days’ prior notice to Issuer and the Purchasers, and the Administrative Agent shall, upon the direction of all of the Purchasers (other than the Administrative Agent, in its individual capacity) resign as Administrative Agent. If the Administrative Agent shall resign or be removed, then the Required Noteholders during such five-day period may appoint from among the Purchasers a successor Administrative Agent; provided that the Issuer shall have received at least three days’ prior written notice of such appointment; provided further, if no successor Administrative Agent is appoint by the Noteholders, the Administrative Agent may propose a successor Administrative Agent who will be approved unless objected to within five (5) Business Days’ notice of such appointment. If for any reason no successor Administrative Agent is so appointed during such five-day period, then effective upon the termination of such five-day period, the Purchasers shall perform all of the duties of the Administrative Agent hereunder and under the other Transaction Documents. After the effectiveness of any Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the other Transaction Documents.

Section 12.09. EU Bail-in Acknowledgement. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable;

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issues to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

CONN’S RECEIVABLES WAREHOUSE, LLC, as Issuer

By:	/s/ Melissa Allen
Name: Melissa Allen
Title: Director

Note Purchase Agreement Signature Page

CONN APPLIANCES RECEIVABLES FUNDING, LLC, as Depositor

By:	/s/ Melissa Allen
Name: Melissa Allen
Title: Treasurer

CONN APPLIANCES, INC., as Servicer and as Sponsor

By:	/s/ Mark L. Prior
Name: Mark L. Prior
Title: Vice President and Secretary

Note Purchase Agreement Signature Page

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Michael Eaton
Name: Michael Eaton
Title: Associate

By:	/s/ Patrick Duggan
Name: Patrick Duggan
Title: Associate

Note Purchase Agreement Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Primary Note Purchaser and an Alternative Purchaser

By:	/s/ Michael Eaton
Name: Michael Eaton
Title: Associate

By:	/s/ Patrick Duggan
Name: Patrick Duggan
Title: Associate

Address for Notices:

c/o Credit Suisse AG, New York Branch

Securitized Products Finance

Eleven Madison Avenue, 3rd Floor

New York, New York 10010

Attention:     Conduit and Warehouse Financing

Telephone:     XXX-XXX-XXXX

Email:            XXXXXXXXXXXXXXXXXXXX, XXXXXXXXXXXXXXXXXXXX, XXXXXXXXXXXXXXXXXXXX, XXXXXXXXXXXXXXXXXXXX,

Payment Instructions:

Bank Name:	Bank of New York, NY

Acct Name:	XXXX XXXXXXXXX XXX

ABA #:	XXXXXXXX

Acct #:	XXXXXXXX

Attn:	XXXXXXXX XXX-XXX-XXXX
XXXXXXXX XXX-XXX-XXXX

Ref:	Conn’s

Note Purchase Agreement Signature Page

Type of Purchaser:	GIFS CAPITAL COMPANY, LLC, as a Conduit Lender

Conduit

By:	/s/ Thomas J. Irvin
Name: Thomas J. Irvin
Title: Manager

Address for Notices:

227 West Monroe Street, Suite 4900
Chicago, Illinois 60606
Attention: Operations
Telephone: XXX-XXX-XXXX

Email: XXXXXXXXXXXXXXXXXXXX, XXXXXXXXXXXXXXXXXXXX, XXXXXXXXXXXXXXXXXXXX, XXXXXXXXXXXXXXXXXXXX,

Note Purchase Agreement Signature Page

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT1

Reference is made to the Note Purchase Agreement, dated as of February 24, 2017 (the “Agreement”), by and among CONN’S RECEIVABLES WAREHOUSE, LLC, as issuer (the “Issuer”), CONN APPLIANCES RECEIVABLES FUNDING, LLC, as depositor (the “Depositor”), CONN APPLIANCES, INC., as servicer (the “Servicer”), and as sponsor (the “Sponsor”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as primary note purchaser (the “Primary Note Purchaser”), THE CONDUITS FROM TIME TO TIME PARTY THERETO, as Conduits (the “Conduits”), and CREDIT SUISSE AG, NEW YORK BRANCH, in its capacity as Administrative Agent (the “Administrative Agent”). Terms defined in the Agreement are used herein as defined therein.

The undersigned (the “Assignor” and “Assignee”, respectively) hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Agreement as of the date hereof which represents the amount of the Note Balance specified in the signature page hereto (the “Assigned Note Balance”).

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to the Agreement or the performance or observance by any party to the Agreement or of any of their respective obligations under the Agreement or any Transaction Document or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will independently and without reliance upon the Assignor or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an eligible Assignee under Section 11.07 of the Agreement; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Purchaser.

[1]	Note: This form may be modified as necessary (but on a basis consistent with this form) to accommodate assignments of balances by Conduits and other scenarios.

Exhibit A-1

4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent, the Issuer and the Indenture Trustee. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of any consent of the Issuer to the extent required by Section 11.07 of the Agreement.

5. Upon delivery of a fully executed original hereof (including if required pursuant to Section 11.07 of the Agreement, the signatures of the Issuer) to the Administrative Agent, the Issuer and the Indenture Trustee, as of such date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Purchaser thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement and except as provided in Sections 11.14 and 11.15 of the Agreement, relinquish its rights and be released from its obligations under the Agreement (other than obligations arising prior to such assignment).

6. It is agreed that the Assignee shall be entitled to interest on the Assigned Note Balance which accrues on and after the date hereof at rates agreed upon between Assignee and Assignor and notified to the Administrative Agent, the Issuer and the Indenture Trustee, such interest to be paid by the Issuer. It is further agreed that all payments of principal made on the Assigned Note Balance which occur on and after the date hereof will be paid directly by the Issuer to the Assignee. Upon the execution of the Agreement, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Note Balance. The Assignor and the Assignee shall make all appropriate adjustments in payment under the Agreement for periods prior to the date hereof directly between themselves on the date hereof.

7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit A-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

[ASSIGNOR]

By__________________________
Name _______________________
Title ________________________

Note Balance:	[ASSIGNEE]
$

By__________________________
Name _______________________
Title ________________________

[Acknowledged and Consented to by:

CONN’S RECEIVABLES WAREHOUSE, LLC, as Issuer

By: ______________________

Name:

Title:]2

[2]	If applicable.

EXHIBIT B

SCOPE OF AGREED UPON PROCEDURES REPORT

Exhibit B-1

Consumer Receivables Procedures Scope3

COMPANY: Conn Appliances, Inc.

[3]	PARTIES AGREE THIS MAY BE UPDATED TO EXTENT NECESSARY AT TIME OF FUNDINGS.

Exhibit B-2

Audit Standards

Company: Conn’s Inc.

“Conn’s, Inc.” or “The Company”

Conduct the following procedures as it relates to the Company’s operations, books and records, policies and procedures, etc. (through inquiry and observation, except where testing is noted). Document all discussions with and inquiries of management. All samples are judgmentally selected.

1. Data Tape and Eligibility Testing

•	Select statistically significant sample of [200] loans from the cut-off date. The [200] loans will be provided by Credit Suisse. If any of those [200] loans are not included in the pool cut-off judgmentally select additional samples to equal [200] samples in total. Additionally, if more than 4 errors are identified within the first sample testing of [200] credit files, an additional 40 samples will be required to be sampled. In addition, if 1 error is identified within the additional testing of 40 samples, another 40 samples are to be sampled, and so on. Compare and confirm the following information noted in the data tape back to an unmodified electronic image of the underlying contract. Compare compliance with Company credit policy (e.g., signed and completed application, driver’s license verification, net income verification, attached credit report, etc.)

•	Note, during engagement planning, work with Company and Bank management to confirm accuracy of the following anticipated data tape fields to be tested and revise the list as necessary.

•	Date of contract / contract number

•	Original contract financed amount

•	Current amount outstanding

•	Original contract term

•	Remaining contract term (recalculate and compare to data tape)

•	Interest rate (APR)

•	Required frequency of payments and installment amount

•	State of origination of contract

•	Original FICO score and Current FICO Score

•	Internal risk level (if applicable)

•	Ability to revolve

Exhibit B-3-1

•	Maximum balance for revolvers

•	Delinquency Status as of cutoff date

•	# of Times Extended over life of the loan

•	Promotional Program

•	Insurance & RSM Unearned Promotions/ Rebates

•	Verify the following to the third party information used at underwriting:

•	Income (to the extent verified by Conn’s)

FICO 2. Operating Model / Policies & Procedures

•	Through management inquiry and review of supporting information provided, briefly document the Company’s operating model and supporting policies and procedures, including any material changes made that may have occurred during the last 12 months, that pertain to the following list. Note that the following items are to be used as a guide but may not be all inclusive.

•	Consumer loan product types

•	Marketing

•	Customer acquisition

•	Originations & underwriting

•	Credit evaluation / use of proprietary credit scoring and Loan Origination Loan origination / pricing (also verification / determination of pledged collateral value). Note, as part of this it is important to determine what specific credit policy criteria exist that may be subject to testing in below, and to consult with Credit Suisse accordingly to define the specific key criteria that will be tested in for credit policy compliance. Determine how the Company determines the following:

•	Loans are written in accordance with established policies.

•	A credit review is performed on new customers prior to entering into a Loan (including obtaining and reviewing credit reports, and evaluating the financial condition of cosigners or guarantors).

•	Loans are properly approved by appropriate levels of management.

•	Exceptions to underwriting standards and policy deviations are properly approved by appropriate levels of management, and documentation related to such exceptions conforms to company policy. Underwriting exceptions and policy deviations are made known to and periodically reviewed by senior management.

Exhibit B-2

•	Management has established dollar limits and credit standards for customers and/or by product.

•	Any post-purchase actions with respect to loans, such as payment deferrals, extensions or other modifications of contract terms, are made by authorized individuals, in accordance with company policies and information on deviations (if any) is made available to senior management on a regular and formalized basis.

•	The post-purchase quality control of loans (including post mortem reviews of defaulted loans) is a discrete function performed by personnel adequately segregated from origination, underwriting and closing functions. Note whether each quality control review is evidenced by a completed worksheet, etc. Inquire if the results of such activities are communicated to and monitored by managers (including senior management).

•	Credit/collection and control policies are formally adopted by management and reviewed/updated periodically.

•	Discrete functions are adequately segregated by personnel, e.g. personnel responsible for collecting on loans and performing customer service functions are not involved in the underwriting and approval of the loans they collect, in the application of customer payments on the loans they collect and do not have the ability to change the ongoing records relating to the status of the loan.

•	Documentation and Closing, Billing and Payment Processing

•	Describe how the Company determines if or how:

•	Documents supporting new Loans are inspected for proper form, completeness and accuracy by someone independent of the origination and underwriting functions.

•	Information submitted by the obligor as part of the application and utilized in underwriting decisions is verified for completeness and accuracy by someone independent of the origination and underwriting functions.

•	Delivery documents are signed by obligors indicating acceptance of merchandise financed.

•	There is physical protection of original loan contracts and supporting documentation.

•	Loan transactions are properly identified, classified, and accounted for.

•	Loan originations are recorded accurately, completely and only once.

Exhibit B-2

•	Loan originations are recorded in individual customer accounts.

•	Invoices/Loan Statements/Coupons are prepared accurately as to customer, payment due, remaining balance and terms.

•	Invoices/Loan Statements are matched with performance data and accounting records, and how differences are investigated in a timely manner.

•	Rates and methods used in determining late-fee charges are properly authorized and conform with the individual Loan.

•	Collections

•	Describe how the Company determines if or how:

•	Collection staff is making customer contact at appropriate times, documenting contact at the required level of detail and specificity, issuing written notices to Customers at the appropriate times and providing the appropriate level of information to personnel responsible for directing repossessions and vehicle liquidations.

•	Loans are reviewed on a timely basis for collectibility, and charge-offs are recorded in accordance with Company policy.

•	Aging schedules are accurately and periodically prepared and are used to assess collectibility of loan cash flow streams

•	Control is maintained over delinquent or charged-off receivables.

•	Financial reports relating to non-accruals, delinquencies, charge-offs and recoveries are reviewed by management on a periodic (define) basis, and such reports agree to underlying accounting records.

•	Determine whether reasonable collection efforts continue after the date of charge-off or delinquency

•	Review the collection notes and compliance with the stated collection policy for 30 loans selected by Credit Suisse.

•	Discuss with Management and document if any future material changes to the above items are being planned and, if so, when the Company anticipates implementing such changes.

•	Discuss with management and briefly document (attach management-provided support to your report, as applicable, to supplement the following procedures).

•	Location and safekeeping of loan documents / collateral held – e.g., are original contracts in locked, fire proof cabinets?

Exhibit B-2

•	Any quality control procedures in place to ensure compliance with policies and procedures

•	Ownership of overall “credit policy” and procedures for periodic review and/or altering of underwriting guidelines

3. Write-offs/Loss Recognition

•	Through management inquiry and review of supporting information provided, briefly document the Company’s write-offs/loss recognition/repossessions process, including any material changes made that may have occurred during the last 12 months.

•	Obtain a summary of charge-off rates and the allowance for credit / loan losses for the last 12 months indicating beginning balances, additions, charge-offs, recoveries and ending balances, as applicable. Inquire of management as to any unusual trends noted. Indicate as to what level the information provided is for – e.g., the Company’s total consumer loan portfolio or the Company’s total managed portfolio level.

•	Obtain a summary of write-offs for the Company’s total consumer loan portfolio and select a sample of 25 loan write offs where the write-off amount was greater than $500 over the prior 6 months and have reached resolution. Perform the following:

•	Review the files on each account and compare the loan balance at the time of write-off to the proceeds from any collateral auction or other recoveries (and the application of any such recoveries as per the Company’s policy). Note the difference and document the reason for any loss.

•	As applicable, analyze the documentation files for principal balance at repossession, amount and date of write-off, the disposition method, the resale date and the sale proceeds amount. Describe the collateral disposition process (if any), including an example timeline detailing the lag between the repossession and sale date. For each account, compute the recovery percentage and lag between the repossession and sale date.

•	Present this detailed information in a worksheet attached as an exhibit to your report.

4. Collection Methodology

•	Obtain an understanding of the cash cycle.

•	Determine how cash, check, credit card ACH and other payments are properly applied and processed. Please include in your summary a description of the time lag and risks associated with each form of payment (including ACH).

•	How are receipts identified as to customer and applied to proper accounts.

•	How are receipts completely and accurately accumulated in the underlying accounting records in the proper period?

•	How is rejected receipt data entered for processing accurately, completely and only once.

Exhibit B-2

•	Determine how access to cash receipt processing functions and related data is properly restricted. Through discussion with Management, determine if adequate processes and controls are in place to avoid the commingling of funds.

•	Obtain a current listing of the lockbox/collection account(s) into which collections on the purchased receivables are deposited and the banks with whom such lockboxes/collection account(s) are maintained. Examine the most recent bank statement/general ledger reconciliation for the any lockbox/collection accounts receiving material amounts of collections, noting the time required to complete the reconciliation, materiality of any unreconciled variances and if it was timely approved by someone independent from the preparer.

•	Attach management-provided support to your report, as applicable, to supplement the above procedures in terms of collection accounts (e.g., a cash flows diagram).

•	For collections remitted directly to the Company’s headquarters, ask management where (bank name & account number) these in-house receipts are eventually deposited and how promptly such collections are being deposited into the bank account (e.g., are payments deposited within 2 business days?).

•	If management indicates the headquarters collections are estimated to exceed 5%, select a sample of 10 such collections from the Selected Servicer Report month and determine the period of time elapsed between their receipt and deposit to a Dedicated Account or Dedicated Lockbox.

•	For the 200 loans previously selected within the Credit File Testing, review evidence of the most recent 3 payments. Include within the testing, the type of payment, where the payment was deposited, and when the payment was posted within the servicing system.

5. Cash Applications – In Store Collections

•	Through management inquiry and review of supporting information provided, briefly document the Company’s cash collection and application process relating to in-store collections. Document the Company’s processes including deposits, tracking procedures, Judgmentally select 50 in-store cash collections from the two most recent calendar months prior to the cutoff date. Trace the cash receipts from the initial deposit in the store, through the collection account and to the payment servicing system. Note the time lag between when the payment was received in the store and deposited into a bank account and the date when the payment was applied to the account. In each case, note the time taken to apply the cash to the customer’s account in the receivable system.

6. Computer Systems & Reporting

•	Through management inquiry and review of supporting information provided, briefly document the Company’s computer systems used in servicing the receivables, including any material changes made that may have occurred during the last 12 months. Also inquire as to whether any changes are being planned and, if so, when the Company anticipates implementing such changes.

Exhibit B-2

•	Discuss with management and document the Seller’s ability to segregate loans (and the related cash receipts) that will be sold into the proposed program.

•	Determine how sales contracts used as collateral for this loan can be identified on Company books and records.

•	Determine if the master data processing records can be marked with a legend. As applicable, obtain and include as an exhibit in your report evidence of the coding to be used to identify purchased loans on the system. Briefly describe the legend and the coding in your report.

•	Will there be a header or note on the aging indicating that the receivables are no longer owned by the Sellers?

•	Inquire of management when the Servicer last tested its disaster recovery plan, what the results were, how any issues were addressed, and when the next disaster recovery test will be conducted. Discuss with management and briefly document the procedures to ensure all systems relating to the transaction are backed up offsite.

7. Receivable Balance Reconciliation & Aging Test

•	Reconcile the cut-off pool amounts to the to the aged trial balance & the general ledger (accounting for adjustments to pre-compute loans, and recognizing the GL will likely be at the Company’s total consumer loan portfolio level rather than specific to the proposed portfolio subject to testing), and also a reconciliation between the general ledger and the Company’s audited or internal financial statements for the month of the cutoff date.

•	Obtain from management and include in your report a summary of the Aging methodology. Confirm the modification policy is properly applied and monitored. Are high APR loans rolling over?

•	From the Company selected Credit Files, select 30 loan judgmentally from among the various aging categories and determine based on payment histories if the accounts are being aged in accordance with the Company’s policies. Also perform same review as in #1. Data tape and Eligibility Testing (above) Note any accounts that may be aged in a non-conforming manner. Identify accounts that are modified or rewritten in some way and obtain the reason and the account status.

•	Obtain the Company’s most recent month end static pool analysis for default rates. Recalculate and agree to the category totals listed to supporting documentation including the Company’s general ledger, if applicable.

8. Licensing Regulations and Consumer Credit Regulations

a)	Discuss with Management the Company’s policies and procedures for ensuring compliance with regulatory lending requirements and consumer rule changes (online, audits manual checks, etc.). Include a summary of your discussion in your discussion in your report. Inquire with management regarding any regulatory audits that have been performed during the past 12 months. Review a copy of the examination results and management responses. Briefly describe the results of these procedures.

Exhibit B-2

b)	Summarize the structure of the compliance department. Does the organizational structure include a Compliance Officer? Provide the name of the Compliance Officer and a brief description of his/her position including who the Compliance Officer reports to directly. How many staff are included in the compliance department?

c)	Does the company provide compliance training? Provide a brief description of the training program(s) including how often training is conducted and a list of compliance related topics covered (i.e. Fair and Responsible Lending, UDAP, FDCPA, OFAC, Red Flag Rule).

d)	Note if the Company maintains a Customer Complaint Department and how the Company documents and resolves such complaints. Discuss with Management consumer complaint trends/monitoring/resolution. Review historical complaint volume/trend monitoring and include a summary of this reporting, including Management responses/explanations to trends as applicable.

Exhibit B-2

EXHIBIT C

FORM OF COMMITMENT LETTER

Reference is made to the Note Purchase Agreement, dated as of February 24, 2017 (the “Agreement”), by and among CONN’S RECEIVABLES WAREHOUSE, LLC, as issuer (the “Issuer”), CONN APPLIANCES RECEIVABLES FUNDING, LLC, as depositor (the “Depositor”), CONN APPLIANCES, INC., as servicer (the “Servicer”), and as sponsor (the “Sponsor”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as primary note purchaser (the “Primary Note Purchaser”), THE CONDUITS FROM TIME TO TIME PARTY THERETO, as Conduits (the “Conduits”), and CREDIT SUISSE AG, NEW YORK BRANCH, in its capacity as Administrative Agent (the “Administrative Agent”). Terms defined in the Agreement are used herein as defined therein.

The undersigned (the “Primary Note Purchaser”) hereby agrees as follows:

1. The Primary Note Purchaser consents and commits to fund, and shall so fund, in the amount of and within the date range listed in Schedule I hereto such Note Initial Increase or Note Balance Increase, as applicable.

2. Following the execution of this Commitment Letter by the Primary Note Purchaser, an executed original hereof (together with all attachments) shall be delivered by the Primary Note Purchaser to the Administrative Agent, the Servicer, the Issuer and the Indenture Trustee. The effective date of this Commitment Letter shall be the date of execution hereof.

3. The parties agree that the Primary Note Purchaser shall provide the Issuer with the names of all parties acting as Purchasers prior to the Note Initial Increase Date.

4. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit B-3-1

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Letter to be duly executed as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Primary Note Purchaser and an Alternative Purchaser

By:
Name:
Title:

Acknowledged and agreed:

CONN’S RECEIVABLES WAREHOUSE, LLC, as Issuer

By:
Name:
Title:

Exhibit B-2

SCHEDULE I

PURCHASER	FUNDING DATE RANGE	[NOTE INITIAL INCREASE] [NOTE BALANCE INCREASE]	AMOUNT
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

Exhibit B-3-1